                                                                    EXHIBIT 99.2

                     IN THE UNITED STATES BANKRUPTCY COURT

                      FOR THE NORTHERN DISTRICT OF TEXAS

                              FORT WORTH DIVISION


IN RE:                           (S)     Chapter 11
                                 (S)
KITTY HAWK, INC.,                (S)     CASE NO. 400-42141-BJH-11
KITTY HAWK AIRCARGO, INC.,       (S)     CASE NO. 400-42142-BJH-11
KITTY HAWK CHARTERS, INC.,       (S)     CASE NO. 400-42143-BJH-11
KITTY HAWK INTERNATIONAL, INC.,  (S)     CASE NO. 400-42144-BJH-11
KITTY HAWK CARGO, INC.,          (S)     CASE NO. 400-42145-BJH-11
OK TURBINES, INC.,               (S)     CASE NO. 400-42146-BJH-11
LONGHORN SOLUTIONS, INC.,        (S)     CASE NO. 400-42147-BJH-11
AIRCRAFT LEASING, INC.,          (S)     CASE NO. 400-42148-BJH-11
AMERICAN INTERNATIONAL           (S)     CASE NO. 400-42149-BJH-11
TRAVEL, INC., AND                (S)
FLIGHT ONE LOGISTICS, INC.       (S)     CASE NO. 400-42069-BJH-11
                                 (S)
         Debtors.                (S)     Jointly Administered under
                                 (S)     Case No. 400-42141



                 ---------------------------------------------

                 DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
                              DATED MAY 30, 2001

                 ---------------------------------------------

                               TABLE OF CONTENTS

                                                                            Page
ARTICLE 1

         DEFINITIONS.........................................................  2
         Rules of Interpretation.............................................  2

ARTICLE 2

         DESIGNATION OF
         CLAIMS AND INTERESTS................................................ 14
         2.1      Summary.................................................... 14

ARTICLE 3

         TREATMENT OF UNCLASSIFIED CLAIMS.................................... 15
         3.1      Administrative Claims...................................... 15
                  (a)      General........................................... 15
                  (b)      Payment of Statutory Fees......................... 15
                  (c)      Bar Date for Administrative Claims................ 15
                           (i)      General Provisions....................... 15
                           (ii)     Professionals............................ 15
                           (iii)    Ordinary Course Liabilities.............. 16
                           (iv)     Contractual Employee Claims.............. 16
                           (v)      Tax Claims............................... 16
         3.2      Treatment of Pre-Petition Priority and Secured Tax Claims.. 16

ARTICLE 4

         CLASSIFICATION AND TREATMENT OF
         CLASSIFIED CLAIMS AND INTERESTS..................................... 17
         4.1      Class 1 - Bank Claims...................................... 17
         4.2      Class 2 - Noteholders' Secured Claims...................... 19
         4.3      Class 3 - Secured Claims Other Than Bank Claims and Claims
                  of the Noteholders......................................... 20
         4.4      Class 4 - Priority Claims.................................. 21
         4.5      Class 5 - Convenience Claims............................... 21
         4.6      Class 6 - Unsecured Noteholder Claims...................... 22
         4.7      Class 7 - Other Unsecured Claims........................... 22
         4.8      Class 8 - Old Common Stock................................. 24
         4.9      Class 9 - Securities Claims................................ 25

ARTICLE 5

         ACCEPTANCE OR REJECTION OF THE PLAN......................................................... 25
         5.1      Voting Classes..................................................................... 25
         5.2      Presumed Rejection of Plan......................................................... 25

ARTICLE 6

         MANNER OF DISTRIBUTION OF PROPERTY UNDER THE PLAN........................................... 25
         6.1      Distribution Procedures............................................................ 25
         6.2      Distribution of Creditors' New Common Stock........................................ 25
         6.3      Distributions by Indenture Trustee................................................. 26
         6.4      Surrender and Cancellation of Old Securities....................................... 27
         6.5      Disputed Claims.................................................................... 27
         6.6      Manner of Payment Under the Plan................................................... 27
         6.7      Delivery of Distributions and Undeliverable or Unclaimed Distributions............. 27
                  (a)      Delivery of Distributions in General...................................... 27
                  (b)      Undeliverable Distributions............................................... 28
                           (i)      Holding and Investment of Undeliverable Property................. 28
                           (ii)     Distribution of Undeliverable Property
                                    After it Becomes Deliverable and Failure to
                                    Claim Undeliverable Property..................................... 28
         6.8      De Minimis Distributions........................................................... 28
         6.9      Failure to Negotiate Checks........................................................ 28
         6.10     Compliance with Tax Requirements................................................... 28
         6.11     Setoffs............................................................................ 29
         6.12     Fractional Interests............................................................... 29

ARTICLE 7

         TREATMENT OF EXECUTORY CONTRACTS............................................................ 29
         7.1      Rejection of All Executory Contracts and Leases Not Assumed........................ 29
         7.2      Cure Payments...................................................................... 30
         7.3      Bar Date for Filing of Rejection Claims............................................ 30

ARTICLE 8

         MEANS FOR EXECUTION AND IMPLEMENTATION...................................................... 30
         8.1      Working Capital Financing.......................................................... 30
         8.2      Monetization of Unneeded Assets.................................................... 30
         8.3      Merger of Corporate Entities....................................................... 31
         8.4      Board of Directors of the Reorganized Debtor....................................... 31
         8.5      Cancellation of Old Securities..................................................... 31
         8.6      Authorization and Issuance of New Common Stock..................................... 31
         8.7      Registration Exemption for Debtor's New Common Stock
                  Distributed to Creditors........................................................... 31

         8.8      Charter and Bylaws................................................................. 32
         8.9      Corporate Action................................................................... 32
         8.10     Release of Fraudulent Conveyance Claims............................................ 32
         8.11     Other Releases by Debtors.......................................................... 32
         8.12     Release of Claims Arising Under Sections 544 through 551
                  of the Bankruptcy Code............................................................. 33
         8.13     Preservation of Rights of Action................................................... 33
         8.14     Objections to Claims............................................................... 34
         8.15     Retiree Benefits................................................................... 34
         8.16     Exemption from Stamp and Similar Taxes............................................. 34
         8.17     Creditors' Committee............................................................... 34

ARTICLE 9

         CONDITIONS TO EFFECTIVENESS OF THE PLAN..................................................... 34
         9.1      Conditions to Effectiveness........................................................ 34
         9.2      Waiver of Conditions............................................................... 35
         9.3      No Requirement of Final Order...................................................... 35

ARTICLE 10

         EFFECTS OF PLAN CONFIRMATION................................................................ 35
         10.1     Binding Effect..................................................................... 35
         10.2     Moratorium, Injunction and Limitation of Recourse For Payment...................... 35
         10.3     Exculpation and Limitation of Liability............................................ 35
         10.4     Revesting.......................................................................... 36
         10.5     Other Documents and Actions........................................................ 36
         10.6     Post-Consummation Effect of Evidences of Claims or Interests....................... 36
         10.7     Term of Injunctions or Stays....................................................... 36

ARTICLE 11

         CONFIRMABILITY OF PLAN AND CRAMDOWN......................................................... 36

ARTICLE 12
         RETENTION OF JURISDICTION................................................................... 36

ARTICLE 13

         MISCELLANEOUS PROVISIONS.................................................................... 38
         13.1     Fractional Dollars................................................................. 38
         13.2     Modification of Plan............................................................... 38
         13.3     Withdrawal of Plan................................................................. 39
         13.4     Governing Law...................................................................... 39
         13.5     Time............................................................................... 39
         13.6     Payment Dates...................................................................... 39

         13.7     Headings........................................................................... 39
         13.8     Successors and Assigns............................................................. 39
         13.9     Severability of Plan Provisions.................................................... 39
         13.10    No Admissions...................................................................... 40

                     IN THE UNITED STATES BANKRUPTCY COURT

                      FOR THE NORTHERN DISTRICT OF TEXAS

                              FORT WORTH DIVISION


IN RE:                             (S)  Chapter 11
                                   (S)
KITTY HAWK, INC.,                  (S)  CASE NO. 400-42141-BJH-11
KITTY HAWK AIRCARGO, INC.,         (S)  CASE NO. 400-42142-BJH-11
KITTY HAWK CHARTERS, INC.,         (S)  CASE NO. 400-42143-BJH-11
KITTY HAWK INTERNATIONAL, INC.,    (S)  CASE NO. 400-42144-BJH-11
KITTY HAWK CARGO, INC.,            (S)  CASE NO. 400-42145-BJH-11
OK TURBINES, INC.,                 (S)  CASE NO. 400-42146-BJH-11
LONGHORN SOLUTIONS, INC.,          (S)  CASE NO. 400-42147-BJH-11
AIRCRAFT LEASING, INC.,            (S)  CASE NO. 400-42148-BJH-11
AMERICAN INTERNATIONAL             (S)  CASE NO. 400-42149-BJH-11
TRAVEL, INC., AND                  (S)
FLIGHT ONE LOGISTICS, INC.         (S)  CASE NO. 400-42069-BJH-11
                                   (S)
     Debtors.                      (S)  Jointly Administered under
                                   (S)  Case No. 400-42141


                 DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
                              DATED MAY 30, 2001


     Kitty Hawk, Inc., Kitty Hawk Aircargo, Inc., Kitty Hawk Charters, Inc., Kitty Hawk International, Inc., Kitty Hawk Cargo, Inc., OK Turbines, Inc., Longhorn Solutions, Inc., Aircraft Leasing, Inc., American International Travel, Inc., and Flight One Logistics, Inc. (collectively the "Debtors") as debtors and debtors-in-possession, propose this Plan of Reorganization pursuant to section 1121(a) of Title 11 of the United States Code for the resolution of the Debtors' outstanding creditor claims and equity interests. Reference is made to the Debtors' Disclosure Statement dated May 30, 2001 (the "Disclosure Statement") for a discussion of the Debtors' history, business, properties and results of operations, and for a summary of the Plan and certain related matters.

     All holders of Claims and Interests are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan. No materials, other than the Disclosure Statement and any exhibits and schedules attached thereto or referenced therein, have been approved by the Debtors for use in soliciting acceptances or rejections of the Plan.

DEBTOR'S AMENDED JOINT PLAN OF REORGANIZATION
DATED MAY 30, 2001

                                   ARTICLE 1

                                  DEFINITIONS

     Rules of Interpretation.  As used herein, the following terms have the
     -----------------------
respective meanings specified below, and such meanings shall be equally applicable to both the singular and plural, and masculine and feminine, forms of the terms defined. The words "herein," "hereof," "hereto," "hereunder" and others of similar import, refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. Captions and headings to articles, sections and exhibits are inserted for convenience of reference only and are not intended to be part of or to affect the interpretation of the Plan. The rules of construction set forth in section 102 of the Bankruptcy Code shall apply. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply. Any capitalized term used herein that is not defined herein but is defined in the Bankruptcy Code shall have the meaning ascribed to such term in the Bankruptcy Code. In addition to such other terms as are defined in other sections of the Plan, the following terms (which appear in the Plan as capitalized terms) have the following meanings as used in the Plan.

     1.1  "Administrative Claim" means a Claim for costs and expenses of
           --------------------
administration allowed under section 503(b) of the Bankruptcy Code and referred to in section 507(a)(1) of the Bankruptcy Code, including, without limitation:
(a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the business of the Debtor (such as wages, salaries or payments for goods and services); (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 330(a) or 331 of the Bankruptcy Code; and (c) all fees and charges assessed against the Estates under 28 U.S.C. (S) 1930. Administrative Claim includes any Claim of an employee or officer of the Debtors arising out of a Court-approved contract.

     1.2  "Affiliate" means (a) an entity that directly or indirectly owns,
           ---------
controls or holds with power to vote, twenty percent or more of the outstanding voting securities of a Debtor, other than an entity that holds such securities
(i) in a fiduciary or agency capacity without sole discretionary power to vote such securities or (ii) solely to secure a debt, if such entity has not in fact exercised such power to vote, or (b) a corporation twenty percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by a Debtor, or by an entity that directly or indirectly owns, controls or holds with power to vote, twenty percent or more of the outstanding voting securities of a Debtor, other than an entity that holds such securities (i) in a fiduciary or agency capacity without sole discretionary power to vote such securities or (ii) solely to secure a debt, if such entity has not in fact exercised such power to vote.

     1.3  "Aircargo" means Kitty Hawk Aircargo, Inc., one of the Debtors.
           --------

     1.4  "Aircraft Leasing" means Aircraft Leasing, Inc., one of the Debtors.
           ----------------

     1.5  "Allowed" means, with respect to any Claim, proof of which has been
           -------
timely, properly Filed or, if no proof of claim was so Filed, which was or hereafter is listed on the Schedules

DEBTOR'S AMENDED JOINT PLAN OF REORGANIZATION
DATED MAY 30, 2001
as liquidated in amount and not disputed or contingent, and, in either case, a Claim which is not a Disputed Claim.

     1.6  "Allowed Claim" means that portion of a Claim which is not a Disputed
           -------------
Claim.

     1.7  "Allowance Date" means the date that a Claim becomes an Allowed Claim.
           --------------

     1.8  "Allowed Secured Claim" means an Allowed Claim, or that portion
           ---------------------
thereof, of any creditor of the Debtors who holds a lien or security interest, as those terms are defined in Section 101 of the Code, which Claim has been properly perfected as required by law and determined in accordance with Section 506 of the Code with respect to properties owned by the Debtors. Such Allowed Secured Claim is secured only to the extent of the value of the Debtors' property which the Court finds is subject to a valid security interest of the creditor enforceable against property of the Estate.

     1.9  "Allowed Unsecured Claim" means an Allowed Claim, or that portion
           -----------------------
thereof, which is not entitled to priority or to secured status under the Code, and includes, but is not limited to, any claim arising as a result of a Debtor's execution of a guaranty agreement, promissory note, negotiable instrument, or other similar written instrument, whether as maker, endorser, guarantor, or otherwise.

     1.10 "Amended Bylaws" means the Bylaws of Reorganized Kitty Hawk, in effect
           --------------
as of the Petition Date, as amended, substantially in the form included in the Plan Supplement.

     1.11 "Amended Certificate of Incorporation" means the amended and restated
           ------------------------------------
certificate of incorporation of Kitty Hawk Aircargo, as surviving entity after the mergers contemplated by Section 8.3 of the Plan, effective as of the Effective Date, substantially in the form included in the Plan Supplement.

     1.12 "American International Travel" means American International Travel,
           -----------------------------
Inc., one of the Debtors.

     1.13 "Ballots" means the written Ballots for acceptance or rejection of the
           -------
Plan.

     1.14 "Ballot Return Date" means 5:00 p.m. Dallas, Texas Time on July 6,
           ------------------
2001, unless and to the extent such date is extended by the Debtors in accordance with the Disclosure Statement.

     1.15 "Bank Group" means Wells Fargo Bank (Texas), N.A. individually and as
           ----------
Agent for Daystar LLC as agent for and on behalf of Yale University (successor to Bank One, Texas, N.A.), Comerica Bank, Wingate Capital, Ltd. and CoMac Endowment Fund, LP (successors to Heller Financial, Inc.) and Bear, Stearns & Co., Inc. (successor to Union Bank of California, N.A.) or their assignees.

     1.16 "Bank Group Revolver Claims" mean the Claims of the Bank Group arising
           --------------------------
out of the (1) Revolving Credit Note from Kitty Hawk, Inc. and its subsidiaries payable to the order of Wells Fargo Bank, N.A. in the original principal amount of $100 million, (2) the Second Amended

DEBTOR'S AMENDED JOINT PLAN OF REORGANIZATION
DATED MAY 30, 2001
and Restated Credit Agreement (as may have been amended, modified, supplemented, extended, renewed or restated from time to time) dated as of November 19, 1997 to the extent applicable to the Revolving Credit Note and (3) the Final Order Authorizing Use of Cash Collateral and Granting Adequate Protection and any subsequent financing orders to the extent they affect the Bank Group's rights under the Revolving Credit Note.

     1.17 "Bank Group Term Loan Claim" means the Claim of the Bank Group under
           --------------------------
the (1) Term Loan Note from Kitty Hawk and its subsidiaries to Wells Fargo, dated September 17, 1997in the original principal sum of $45.9 million and originally secured by 16 Boeing 727 aircraft; (2) the Second Amended and Restated Credit Agreement (as may have been amended, modified, supplemented, extended, renewed or restated from time to time) dated as of November 19, 1997 to the extent applicable to the Term Loan Note, and (3) the Final Order Authorizing Use of Cash Collateral and Granting Adequate Protection and any subsequent financing orders to the extent they affect the Bank Group's rights under the Term Loan Note.

     1.18 "Bankruptcy Code" or "Code" means Title 11 of the United States Code
           -------------------------
as now in effect or hereafter amended.

     1.19 "Bankruptcy Court" means the United States Bankruptcy Court for the
           ----------------
Northern District of Texas, which presides over this proceeding, or if necessary, the United States District Court for said District having original jurisdiction over this case.

     1.20 "Bankruptcy Rules" means, collectively (a) the Federal Rules of
           ----------------
Bankruptcy Procedure, and (b) the local rules of the Bankruptcy Court, as applicable from time to time in the Reorganization Case.

     1.21 "Business Day" means any day, other than a Saturday, Sunday or "legal
           ------------
holiday" (as defined in Bankruptcy Rule 9006(a)).

     1.22 "Cargo" means Kitty Hawk Cargo, Inc., one of the Debtors.
           -----

     1.23 "Cash" means cash, wire transfer, certified check, cash equivalents
           ----
and other readily marketable securities or instruments, including, without limitation, readily marketable direct obligations of the United States of America, certificates of deposit issued by banks, and commercial paper of any Person, including interests accrued or earned thereon, or a check from Reorganized Kitty Hawk.

     1.24 "Charters" means Kitty Hawk Charters, Inc., one of the Debtors.
           --------

     1.25 "Claim" means any right to payment from the Debtors arising before the
           -----
Confirmation Date, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, contested, uncontested, legal, equitable, secured, or unsecured; or any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, contested, uncontested, secured or unsecured.

DEBTOR'S AMENDED JOINT PLAN OF REORGANIZATION
DATED MAY 30, 2001

     1.26 "Class" means one of the classes of Claims or Interests defined in
           -----
Article III hereof.

     1.27 "Class 6 Stock Distribution" means the 40,000,000 shares of New
           --------------------------
Common Stock that will be distributed to holders of Allowed Class 6 Claims.

     1.28 "Class 7 Contingent Cash Distribution" means (i) the $1,500,000
           ------------------------------------
payment that the Reorganized Debtor will make to Class 7 on March 31, 2004 if, and only if, Allowed Class 7 Claims exceed $85,000,000, (ii) the additional $1,500,000 payment that the Reorganized Debtor will make to Class 7 on March 31, 2005 if, and only if, Allowed Class 7 Claims exceed $90,000,000.

     1.29 "Class 7 Stock Distribution" means the 10,000,000 shares of New Common
           --------------------------
Stock that will be distributed to holders of Allowed Class 7 Claims.

     1.30 "Class 6 Stock Reserve Account" means a reserve established to hold
           -----------------------------
the New Common Stock held from distribution on account of Disputed or undetermined Class 6 Unsecured Claims equal to the Pro Rata share to which each holder of a Disputed or undetermined Class 6 Unsecured Claim would have been entitled on the Effective Date in respect of the Disputed or undetermined portion as if the Disputed or undetermined portion of such Claim had been Allowed on the Effective Date.

     1.31 "Class 7A Contingent Cash Distribution" means the Pro Rata share of
           -------------------------------------
the Class 7 Contingent Cash Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7A based on the percentage that the Allowed Other Unsecured Claims in Class 7A bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

     1.32 "Class 7B Contingent Cash Distribution" means the Pro Rata share of
           -------------------------------------
the Class 7 Contingent Cash Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7B based on the percentage that the Allowed Other Unsecured Claims in Class 7B bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

     1.33 "Class 7C Contingent Cash Distribution" means the Pro Rata share of
           -------------------------------------
the Class 7 Contingent Cash Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7C based on the percentage that the Allowed Other Unsecured Claims in Class 7C bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

     1.34 "Class 7D Contingent Cash Distribution" means the Pro Rata share of
           -------------------------------------
the Class 7 Contingent Cash Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7D based on the percentage that the Allowed Other Unsecured Claims in Class 7D bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

     1.35 "Class 7E Contingent Cash Distribution" means the Pro Rata share of
           -------------------------------------
the Class 7 Contingent Cash Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7E based on the percentage that the Allowed Other Unsecured Claims in Class 7E bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

DEBTOR'S AMENDED JOINT PLAN OF REORGANIZATION
DATED MAY 30, 2001

     1.36 "Class 7F Contingent Cash Distribution" means the Pro Rata share of
           -------------------------------------
the Class 7 Contingent Cash Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7F based on the percentage that the Allowed Other Unsecured Claims in Class 7F bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

     1.37 "Class 7G Contingent Cash Distribution" means the Pro Rata share of
           -------------------------------------
the Class 7 Contingent Cash Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7G based on the percentage that the Allowed Other Unsecured Claims in Class 7G bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

     1.38 "Class 7H Contingent Cash Distribution" means the Pro Rata share of
           -------------------------------------
the Class 7 Contingent Cash Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7H based on the percentage that the Allowed Other Unsecured Claims in Class 7H bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

     1.39 "Class 7I Contingent Cash Distribution" means the Pro Rata share of
           -------------------------------------
the Class 7 Contingent Cash Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7I based on the percentage that the Allowed Other Unsecured Claims in Class 7I bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

     1.40 "Class 7J Contingent Cash Distribution" means the Pro Rata share of
           -------------------------------------
the Class 7 Contingent Cash Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7J based on the percentage that the Allowed Other Unsecured Claims in Class 7J bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

     1.41 "Class 6 Stock Reserve Surplus Account" means the New Common Stock
           -------------------------------------
deposited or held in the Class 6 Stock Reserve Account on account of Disputed or undetermined Unsecured Claims to the extent that the Claims are disallowed in whole or in part after the Effective Date.

     1.42 "Class 7 Stock Reserve Account" means a reserve established to hold
           -----------------------------
the New Common Stock held from distribution on account of Disputed or undetermined Class 7 Unsecured Claims equal to the Pro Rata share to which each holder of a Disputed or undetermined Class 7 Unsecured Claim would have been entitled on the Effective Date in respect of the Disputed or undetermined portion as if the Disputed or undetermined portion of such Claim had been Allowed on the Effective Date.

     1.43 "Class 7A Stock Distribution" means the Pro Rata share of the Class 7
           ---------------------------
Stock Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7A based on the percentage that the Allowed Other Unsecured Claims in Class 7A bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

     1.44 "Class 7B Stock Distribution" means the Pro Rata share of the Class 7
           ---------------------------
Stock Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7B based on the percentage that the Allowed Other Unsecured Claims in Class 7B bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

DEBTOR'S AMENDED JOINT PLAN OF REORGANIZATION
DATED MAY 30, 2001

     1.45 "Class 7C Stock Distribution" means the Pro Rata share of the Class 7
           ---------------------------
Stock Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7C based on the percentage that the Allowed Other Unsecured Claims in Class 7C bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

     1.46 "Class 7D Stock Distribution" means the Pro Rata share of the Class 7
           ---------------------------
Stock Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7D based on the percentage that the Allowed Other Unsecured Claims in Class 7D bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

     1.47 "Class 7E Stock Distribution" means the Pro Rata share of the Class 7
           ---------------------------
Stock Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7E based on the percentage that the Allowed Other Unsecured Claims in Class 7E bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

     1.48 "Class 7F Stock Distribution" means the Pro Rata share of the Class 7
           ---------------------------
Stock Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7F based on the percentage that the Allowed Other Unsecured Claims in Class 7F bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

     1.49 "Class 7G Stock Distribution" means the Pro Rata share of the Class 7
           ---------------------------
Stock Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7G based on the percentage that the Allowed Other Unsecured Claims in Class 7G bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

     1.50 "Class 7H Stock Distribution" means the Pro Rata share of the Class 7
           ---------------------------
Stock Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7H based on the percentage that the Allowed Other Unsecured Claims in Class 7H bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

     1.51 "Class 7I Stock Distribution" means the Pro Rata share of the Class 7
           ---------------------------
Stock Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7I based on the percentage that the Allowed Other Unsecured Claims in Class 7I bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

     1.52 "Class 7J Stock Distribution" means the Pro Rata share of the Class 7
           ---------------------------
Stock Distribution allocable to holders of Allowed Other Unsecured Claims in Class 7J based on the percentage that the Allowed Other Unsecured Claims in Class 7J bear to all Allowed Other Unsecured Claims in all subclasses of Class 7.

     1.53 "Class 7 Stock Reserve Surplus Account" means the New Common Stock
           -------------------------------------
deposited or held in the Class 7 Stock Reserve Account on account of Disputed or undetermined Unsecured Claims to the extent that the Claims are disallowed in whole or in part after the Effective Date.

DEBTOR'S AMENDED JOINT PLAN OF REORGANIZATION
DATED MAY 30, 2001

     1.54 "Company" means Kitty Hawk, Inc., a Delaware Corporation and its
           -------
subsidiaries.

     1.55 "Confirmation" means the entry of a Confirmation Order confirming the
           ------------
Plan at or after a hearing pursuant to section 1129 of the Bankruptcy Code.

     1.56 "Confirmation Date" means the date the Confirmation Order is entered
           -----------------
on the docket by the Clerk of the Bankruptcy Court.

     1.57 "Confirmation Order" means the order entered by the Bankruptcy Court
           ------------------
determining that the Plan meets the requirements of Chapter 11 of the Bankruptcy Code and is entitled to Confirmation pursuant to Section 1129 of the Bankruptcy Code.

     1.58 "Convenience Claim" means any Allowed Unsecured Claim in Class 5 other
           -----------------
than an Intercompany Claim, in an amount (a) equal to or less than $500, or (b) greater than $500, but which is reduced to $500 by written election of the holder of such Claim made on a validly executed and timely delivered Ballot.
All Allowed Unsecured Claims (other than Intercompany Claims) of a single holder will be aggregated and treated as a single Allowed Unsecured Claim for purposes of determining such holder's entitlement to Convenience Claim treatment by each such Debtor. Holders are determined as of the Petition Date and the post-petition assignment of Allowed Unsecured Claims does not consolidate Claims owed to separate claimholders on the Petition Date.

     1.59 "Creditors' Committee" means the Official Committee of Unsecured
           --------------------
Creditors appointed in the Chapter 11 case by the United States Trustee pursuant to Section 1102 of the Bankruptcy Code, as constituted by the addition or removal of members from time to time.

     1.60 "Debtors" means Kitty Hawk, Inc., Kitty Hawk Aircargo, Inc., Kitty
           -------
Hawk Charters, Inc., Kitty Hawk International, Inc., Kitty Hawk Cargo, Inc., OK Turbines, Inc., Longhorn Solutions, Inc., Aircraft Leasing, Inc., American International Travel, Inc., and Flight One Logistics, Inc., when acting in their capacity as representatives of their respective bankruptcy estates.

     1.61 "Disclosure Statement" means the Disclosure Statement Filed by the
           --------------------
Debtors as approved by the Bankruptcy Court for submission to the Creditors, Interest holders, and parties-in-interest of the Debtors, as it may have been amended or supplemented from time to time.

     1.62 "Disputed Claim" means a Claim as to which a proof of claim has been
           --------------
Filed or deemed Filed under applicable law, as to which an objection has been or may be timely Filed and which objection, if timely Filed, has not been withdrawn on or before any date fixed for Filing such objections by the Plan or Order of the Bankruptcy Court and has not been overruled or denied by a Final Order. Prior to the time that an objection has been or may be timely Filed, for the purposes of the Plan a Claim shall be considered a Disputed Claim to the extent that: (i) the amount of the Claim specified in the proof of claim exceeds the amount of any corresponding Claim Scheduled by the Debtor in its Schedules of Assets and Liabilities to the extent of such excess; or (ii) no corresponding Claim has been Scheduled by the Debtor in its Schedules of Assets and Liabilities.

DEBTOR'S AMENDED JOINT PLAN OF REORGANIZATION
DATED MAY 30, 2001

     1.63 "Distribution Date" means the date the Reorganized Debtors commence
           -----------------
distributions under the Plan.

     1.64 "Distributions" means the properties or interests in property to be
           -------------
paid or distributed hereunder to the holders of Allowed Claims.

     1.65 "Docket" means the docket in the Reorganization Case maintained by the
           ------
Clerk.

     1.66 "Effective Confirmation Order" means the Confirmation Order rendered
           ----------------------------
by the Bankruptcy Court or other court of competent jurisdiction that has been entered on the docket and (unless otherwise ordered by such court) as to which
(i) both (a) the time to seek reconsideration, rehearing, or new trial by the rendering court (hereinafter, a ("Post-Trial Motion"), and (b) the time (including time resulting from a timely filed motion under Rule 8002(c) under the Federal Rules of Bankruptcy Procedure) to appeal or to seek a petition for review or certiorari (hereinafter, an "Appellate Court Review"), has expired (without regard to whether time to seek relief of a judgment under Rule 60(b) of the Federal Rules of Civil Procedure or Rule 9024 of the Federal Rules of Bankruptcy Procedure has expired); and (ii) either (a) no Post-Trial Motion or request for Appellate Court Review is pending, or (b) a Post-Trial Motion or a request for Appellate Court Review is pending but the subject order of judgment has not been stayed, amended, modified or reversed by a court of competent jurisdiction or, if stayed, such stay has been vacated or is no longer in effect. Without limiting the foregoing, the pendency of, or request for, a Post-Trial Motion or an Appellate Court Review shall not prevent an order from becoming final and being implemented, absent the entry of a stay by a court of competent jurisdiction and the continuation thereof.

     1.67 "Effective Date" means the date selected by the Debtors on which all
           --------------
of the conditions required in Section 9.1 have occurred, except as expressly waived as provided in Section 9.2 of the Plan.

     1.68 "Engines" includes all engines described in the Indenture and the
           -------
supplements thereto and the following engines:

     A. Pratt & Whitney JT9D-7 Engines, serial numbers 662223, 662384, 662450, 662514, 685610, 685872, 689459, 689470, 701654, 701651, 701701.

     B. Rolls Royce RB211-524 Engines, serial numbers 14501, 14510, 14520, 14541, 14544, 14572, 14575.

     1.69 "Employee Claim" means a Claim based on salaries, wages, sales
           --------------
commissions, expense reimbursements, accrued vacation pay, health-related benefits, incentive programs, employee compensation guarantees, severance or similar employee benefits.

     1.70 "Estates" means the estates created in these reorganization cases
           -------
under section 541 of the Bankruptcy Code.

DEBTOR'S AMENDED JOINT PLAN OF REORGANIZATION
DATED MAY 30, 2001

     1.71 "Executory Contract" means any unexpired lease and/or executory
           ------------------
contract as set forth in section 365 of the Bankruptcy Code.

     1.72 "File" or "Filed" means filed with the Bankruptcy Court in the
           ----      -----
Reorganization Case.

     1.73 "Final Order" means an order or judgment of the Bankruptcy Court, or
           -----------
other court of competent jurisdiction, as entered on the Docket in the Reorganization Case, which has not been reversed, stayed, modified or amended, and as to which (i) the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely filed, or (ii) any appeal that has been or may be taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought.

     1.74 "Flight One Logistics" means Flight One Logistics, Inc., one of the
           --------------------
debtors.

     1.75 "Impaired" means that class of Claims or Interests that is impaired
           --------
within the meaning of 11 U.S.C. (S) 1124.

     1.76 "Indenture Trustee" means HSBC or its successor, as Indenture Trustee
           -----------------
for the Senior Notes.

     1.77 "Interest" means the rights of the owners and/or holders of
           --------
outstanding share or shares of the Company's Common Stock with respect of such Interest as of the date immediately preceding the Petition Date.

     1.78 "International" means Kitty Hawk International, Inc., one of the
           -------------
Debtors.

     1.79 "Kitty Hawk" means Kitty Hawk, Inc., one of the Debtors.
           ----------

     1.80 "Longhorn Solutions" means Longhorn Solutions, Inc., one of the
           ------------------
Debtors.

     1.81 "Net Proceeds" means with respect to the sale of pledged property, the
           ------------
proceeds of such sale minus all costs of sale, including, but not limited to, the cost of securing, maintaining and insuring such property pending the sale, all costs incurred in preparing the property for sale, taxes incurred as a result of the sale and all commissions and similar costs incurred in connection with such sale.

     1.82 "New Common Stock" means the issued and outstanding stock of
           ----------------
Reorganized Kitty Hawk.

     1.83 "Noteholders" means the holders of Senior Notes.
           -----------

     1.84 "Noteholders' Fees" means $1 million of the professional fees and
           -----------------
expenses incurred by the Indenture Trustee and the Unofficial Noteholders' Committee in connection with the Reorganization Case.

DEBTOR'S AMENDED JOINT PLAN OF REORGANIZATION
DATED MAY 30, 2001

     1.85 "Noteholders' 727 Collateral" means the 727 airframes, engines and
           ---------------------------
related equipment pledged to the Noteholders.

     1.86 "Noteholders' Wide Body Collateral" means the wide body airframes,
           ----------------------------------
engines and related equipment pledged to the Noteholders.

     1.87 "OK Turbines" means OK Turbines, Inc., one of the Debtors.
           -----------

     1.88 "Old Common Stock" means the Common Stock of the Company and any right
           ----------------
to receive Old Common Stock pursuant to any warrant, option or other agreement.

     1.89 "Old Securities" means the Senior Notes and the Old Common Stock.
           --------------

     1.90 "Order" means an order or judgment of the Bankruptcy Court as entered
           -----
on the Docket.

     1.91 "Other Unsecured Claims" means Unsecured Claims that are not Class 5
           ----------------------
Convenience Claims or Class 6 Claims (Noteholder Claims).

     1.92 "Person" means any individual, corporation, general partnership,
           ------
limited partnership, association, joint stock company, joint venture, estate, trust, indenture trustee, government or any political subdivision, governmental unit (as defined in the Bankruptcy Code), official committee appointed by the United States Trustee, unofficial committee of creditors or equity holders or other entity.

     1.93 "Petition Date" means May 1, 2000, the date on which each of the
           -------------
Debtors, other than Flight One Logistics, filed their voluntary Chapter 11 petitions.

     1.94 "Plan" means this Joint Plan of Reorganization in its present form, or
           ----
as it may be amended, modified, and/or supplemented from time to time in accordance with the Code, or by agreement of all affected parties, or by order of the Bankruptcy Court, as the case may be.

     1.95 "Plan Supplement" means the documents including the forms of the
           ---------------
Amended Bylaws, Amended Certificate of Incorporation, as well as a list of the executory contracts and unexpired leases to be assumed pursuant to the Plan, which shall be contained in a separate Plan Supplement which shall be filed with the Clerk of the Bankruptcy Court at least fifteen (15) days prior to the date on which the pre-trial conference regarding the confirmation hearing shall first commence/1/ or such shorter period as ordered by the Court and which shall supersede the document of the same name dated and filed on or about December 5, 2000. The Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during hours established therefor. Holders of Claims against and Equity Interests in the Debtors may obtain a copy of the Plan Supplement upon written request to the Debtors. The Plan Supplement is incorporated into and is a part of the Plan as if fully set forth herein.

_______________________


     /1/  Currently, the pre-trial conference is scheduled for July 18, 2001.

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED MAY 30, 2001

     1.96  "Pre-Petition Priority Tax Claim" means an Unsecured Allowed Claim of
            -------------------------------
a governmental entity as provided by section 507(a)(8) of the Bankruptcy Code.

     1.97  "Pre-Petition Secured Tax Claim" means an Allowed Secured Claim of a
            ------------------------------
governmental entity whose claim would be a Priority Claim under section 507(a)(8) of the Bankruptcy Code if it was not a Secured Claim.

     1.98  "Priority Claim" means any Claim against any of the Debtors entitled
            --------------
to priority under 11 U.S.C. (S)(S) 507(a) of the Bankruptcy Code, other than an Administrative Claim or a Pre-Petition Priority Tax Claim.

     1.99  "Pro Rata" means proportionately, based on the percentage of the
            --------
distribution made on account of a particular Allowed Claim bears to the distributions made on account of all Allowed Claims of the Class in which the Allowed Claim is included.

     1.100 "Quarterly Surplus Distribution Date" means the last day, or if the
            -----------------------------------
last day is not a Business Day, the first Business Day after the end, of the months of March, June, September and December. The first Quarterly Surplus Distribution Date shall be December 31, 2001.

     1.101 "Rejection Claim" means a Claim resulting from the rejection of a
            ---------------
lease or executory contract by a Debtor.

     1.102 "Released Officers and Directors" means:
            -------------------------------

     Officers:
     Tilmon J. Reeves         Chief Executive Officer
     James R. Craig           Vice President and General Counsel
     J. Andrew Keith          Vice President and Chief Financial Officer
     Donny Scott              Vice President, Postal and Ground Operations
     Michael A. Clark         Vice President - Security
     David P. Ahles           Vice President - Human Resources
     E. Pierce Marshall, Jr.  Deputy General Counsel
     John Clark Stevens       President (Aircargo)
     Toby J. Skaar            Vice President and General Manager (Cargo)
     Ted J. Coonfield         Former Vice President
     John Turnipseed          Former Vice President - Human Resources
     Jane Perelman            Former Assistant General Counsel and
                              Vice President - Human Resources

     Directors:
     Tilmon J. Reeves         Lewis S. White
     James R. Craig           Steve Wood
     Ted Coonfield            Bruce Martin
     Philip J. Sauder         Thomas J. Smith

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED MAY 30, 2001

     1.103 "Reorganization Case" means, collectively, the Debtors' cases under
            -------------------
Chapter 11 of the Bankruptcy Code.

     1.104 "Reorganized Kitty Hawk" or "Reorganized Debtor" means Kitty Hawk,
            ----------------------      ------------------
Inc. and International, Cargo, Longhorn Solutions, Aircraft Leasing, American International Travel, and Flight One Logistics after being merged into Kitty Hawk on the Effective Date. Aircargo, Charters, and OK Turbines will remain subsidiaries of Reorganized Kitty Hawk.

     1.105 "Reorganized Debtors" means Kitty Hawk, Inc. Aircargo, Charters, and
            -------------------
OK Turbines after the Effective Date.

     1.106 "Schedules" means the Schedules of Assets and Liabilities, Statement
            ---------
of Financial Affairs and Statement of Executory Contracts which have been filed by the Debtors with the Bankruptcy Court as amended or supplemented on or before the Confirmation Date, listing the liabilities and assets of Debtor.

     1.107 "Secured Claim" means any Claim that is secured by a lien on property
            -------------
in which the Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the claim holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code.

     1.108 "Securities Claims" means (i) any Claim arising from rescission of a
            -----------------
purchase or sale of Old Common Stock or for damages arising from the purchase or sale of Old Common Stock, or (ii) any Claim for indemnity, reimbursement, or contribution on account of any such Claim.

     1.109 "Security Agreement" means the documentation under which a lien
            ------------------
against property is reflected.

     1.110 "Senior Notes" means the 9.95% Senior Secured Notes due 2004 issued
            ------------
by Kitty Hawk, Inc. in the principal amount of $340 million.

     1.111 "Senior Note Guarantees" means the guarantees of the Senior Notes by
            ----------------------
each of the Debtors.

     1.112 "Tax Claim" means an Unsecured Allowed Claim of a governmental entity
            ---------
as provided by Section 507(a)(8) of the Code.

     1.113 "Unsecured Claim" means any Claim that is not an Administrative
            ---------------
Claim, Tax Claim or Secured Claim.

     1.114 "Voting Record Date" means May 23, 2001.
            ------------------

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED MAY 30, 2001

                                   ARTICLE 2

                                DESIGNATION OF
                             CLAIMS AND INTERESTS

This Plan consolidates the Claims against the Debtors for purposes of distributions as part of a settlement with the Noteholders described in Section IV, D, 2 (b) of the Disclosure Statement. The Debtors believe that the settlement provides greater distributions of value to unsecured creditors (other than the Noteholders) than they would receive if distributions were made on an entity by entity basis.

     2.1 Summary. The following is a designation of the classes of Claims and Interests under the Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Tax Claims described in Article 3 of the Plan have not been classified and are excluded from the following classes.
A Claim or Interest is classified in a particular class only to the extent that the Claim or Interest qualifies within the description of that class, and is classified in another class or classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other class or classes. A Claim or Interest is classified in a particular class only to the extent that the Claim or Interest is an Allowed Claim or Allowed Interest in that class and has not been paid, released or otherwise satisfied before the Effective Date; a Claim or Interest which is not an Allowed Claim or Interest is not in any Class. Notwithstanding anything to the contrary contained in the Plan, no distribution shall be made on account of any Claim or Interest which is not an Allowed Claim or Allowed Interest. The Plan consolidates distributions to creditors of each of the Debtors as part of a settlement. Classes are considered separately among the Debtors for voting purposes and jointly among the Debtors for distribution purposes. The treatment provided for each Class shall be the same for each of the Debtors as if Claims against each Debtor had been separately classified.

     Class                                         Status
     -----                                         ------

A.   Secured Claims

     Class 1: Bank Claims                          Impaired - entitled to vote

     Class 2: Noteholders' Secured Claims          Impaired - entitled to vote

     Class 3: Secured Claims Other Than Bank       Impaired - entitled to vote
            Claims and Claims of the Noteholders

B.   Unsecured Claims

     Class 4: Priority Claims                      Impaired - entitled to vote

     Class 5: Convenience Claims                   Impaired - entitled to vote

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED MAY 30, 2001

     Class 6: Unsecured Noteholder Claims          Impaired - entitled to vote

     Class 7: Other Unsecured Claims               Impaired - entitled to vote

C.   Interests

     Class 8: Old Common Stock                     Impaired - deemed to have
                                                   rejected

     Class 9: Securities Claims                    Impaired - deemed to have
                                                   rejected

                                   ARTICLE 3

                        TREATMENT OF UNCLASSIFIED CLAIMS

     3.1  Administrative Claims.

          (a) General. Subject to the bar date provisions herein, unless otherwise agreed to by the parties, each holder of an Allowed Administrative Claim shall receive Cash equal to the unpaid portion of such Allowed Administrative Claim on the later of (a) the Effective Date or as soon as practicable thereafter, (b) the Allowance Date, and (c) such other date as is mutually agreed upon by the Debtors and the holder of such Claim; provided,
                                                                  --------
however, that, unless the holder objects prior to the Confirmation Hearing Date,
-------
Administrative Claims that represent liabilities incurred by the Debtors in the ordinary course of their business during the Reorganization Cases shall be paid by Reorganized Kitty Hawk in the ordinary course of business and in accordance with any terms and conditions of any agreements relating thereto. Payments on Administrative Claims shall be made by the Reorganized Debtor.

          (b)  Payment of Statutory Fees. All fees payable pursuant to 28 U.S.C.
(S)1930 shall be paid in Cash equal to the amount of such Administrative Claim when due.

          (c)  Bar Date for Administrative Claims.

               (i) General Provisions. Except as provided below in Sections 3.1(c)(iii), 3.1(c)(iv) and 3.1(c)(v) of the Plan, requests for payment of Administrative Claims must be Filed no later than forty-five (45) days after the Effective Date. Holders of Administrative Claims (including, without limitation, professionals requesting compensation or reimbursement of expenses and the holders of any Claims for federal, state or local taxes) that are required to File a request for payment of such Claims and that do not File such requests by the applicable bar date shall be forever barred from asserting such Claims against the Debtors, any of their affiliates or any of their respective property.

               (ii) Professionals. All professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered before the Effective Date (including, without limitation, any compensation requested by any professional or any other entity for making a

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED MAY 30, 2001
substantial contribution in the Reorganization Case) shall File and serve on Reorganized Kitty Hawk and the Creditors' Committee an application for final allowance of compensation and reimbursement of expenses no later than forty-five
(45) days after the Effective Date. Objections to applications of professionals for compensation or reimbursement of expenses must be Filed and served on Debtors and the professionals to whose application the objections are addressed no later than seventy (70) days after the Effective Date. Any professional fees and reimbursements or expenses incurred by the Reorganized Debtor subsequent to the Effective Date may be paid without application to the Bankruptcy Court.

               (iii) Ordinary Course Liabilities. Holders of Administrative Claims based on liabilities incurred in the ordinary course of the Debtors' business (other than Claims of governmental units for taxes or Claims and/or penalties related to such taxes) shall not be required to File any request for payment of such Claims. Such liabilities shall be paid by the Reorganized Debtor as they become due in the ordinary course of business after the Effective Date.

               (iv) Contractual Employee Claims. Holders of Claims under employment contracts approved by the Court shall not be required to File any request for payment of such Claims and such Claims shall be paid in full on the Effective Date.

               (v) Tax Claims. All requests for payment of Administrative Claims and other Claims by a governmental unit for taxes (and for interest and/or penalties related to such taxes) for any tax year or period, all or any portion of which occurs or falls within the period from and including the Petition Date through and including the Effective Date ("Post-Petition Tax Claims") and for which no bar date has otherwise been previously established, must be Filed on or before the later of (i) 45 days following the Effective Date; and (ii) 90 days following the filing with the applicable governmental unit of the tax return for such taxes for such tax year or period. Any holder of any Post-Petition Tax Claim that is required to File a request for payment of such taxes and does not File such a Claim by the applicable bar date shall be forever barred from asserting any such Post-Petition Tax Claim against any of the Debtors, Kitty Hawk, or their respective property, whether any such Post-Petition Tax Claim is deemed to arise prior to, on, or subsequent to the Effective Date. To the extent that the holder of a Post-Petition Tax Claim holds a lien to secure its Claim under applicable state law, the holder of such Claim shall retain its lien until its Allowed Claim has been paid in full.

     3.2 Treatment of Pre-Petition Priority and Secured Tax Claims. Each holder of an Allowed Pre-Petition Tax Claim or Secured Tax Claim shall be paid by the Reorganized Debtor, pursuant to the provisions of Section 1129(a)(9)(c) of the Bankruptcy Code, in equal quarterly installments commencing on the first day of the first full month following the Effective Date (or the Allowance Date, if later) with the final payment of the remaining unpaid balance to be made on the sixth anniversary of the assessment of the tax, together with interest thereon at 8% per annum commencing on the earlier of the Effective Date or the 41/st/ day after the Confirmation Date until the date of final payment. Interest, if any, accruing from the 41/st/ day after the Confirmation Date until the Effective Date will be paid on the Effective Date or as soon thereafter as is practicable. The Reorganized Debtor may prepay any Pre-Petition Priority Tax Claim or Secured Tax Claim without penalty or premium, or may pay any Allowed Pre-Petition Priority Tax Claim or Secured Tax Claim

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED MAY 30, 2001
on such terms as the holder of the Allowed Claim and the Debtors may agree. The liens of each holder of a Pre-Petition Secured Tax Claim shall remain in full force and effect until the Pre-Petition Secured Tax Claim is paid in full. Failure by the Reorganized Debtor to timely make a payment on an Allowed Pre-Petition Priority Tax Claim or Secured Tax Claim shall be an event of default. If the Reorganized Debtor fails to cure a default within twenty (20) days after service of written notice of default from the holder of the Allowed Pre-Petition Secured Tax Claim, then the holder of such Allowed Pre-Petition Priority Claim or Secured Tax Claim may enforce the total amount of its Claim, plus interest as provided in the Plan, against the Reorganized Debtor in accordance with applicable state or federal laws.

                                   ARTICLE 4

                        CLASSIFICATION AND TREATMENT OF
                        CLASSIFIED CLAIMS AND INTERESTS

     4.1  Class 1 - Bank Claims.

          (a) Classification: Class 1 consists of all Allowed Secured Bank Group Revolver Claims and Bank Group Term Loan Claims (collectively, the "Bank Group Claims").

          (b) Treatment: Class 1 is impaired and the holders of Allowed Claims in Class 1 are entitled to vote on the Plan. The holders of the Allowed Secured Bank Group Claims may vote their Claims in each case of a Debtor whose property secures the Allowed Secured Bank Group Revolver Claims. The Allowed Secured Bank Group Claims shall be satisfied as set forth herein or in such other manner as is acceptable to the Debtors and the holders of the Allowed Secured Bank Group Revolver Claims. The Bank Group shall retain all its liens, including post-petition liens granted pursuant to the Final Order Authorizing Use of Cash Collateral and Granting Adequate Protection entered by the Bankruptcy Court on June 16, 2000 (the "Cash Collateral Order").

     Within five business days after a request by the Reorganized Debtor, the Bank Group shall provide the Debtors with a statement of all amounts constituting Bank Group Revolver and/or Term Loan Claims as of the requested date (the "Pay-off Amount"). If the Reorganized Debtor disputes the Pay-off Amount, both the Reorganized Debtor and the Bank Group agree that the Bankruptcy Court may determine the Pay-off Amount on an expedited basis. Upon payment of the Pay-off Amount, the Bank Group shall release all of its liens or assign such liens as directed by the Reorganized Debtor or the Bankruptcy Court.

     After notice and hearing following the Effective Date, the Bankruptcy Court will determine the Allowed amount of the Bank Group Claims as of the Effective Date, including reviewing the charges and payments to, or for the benefit of, the Bank Group's professionals and advisors. If adjustments based on professional or other fees or charges are warranted, appropriate adjustments shall be made to the Bank Group Claims to increase the balance for any underpayments and to decrease the amount for any overpayments. If adjustments in the Bank Group Claims are ordered, the adjustments shall be made effective as of the date the item was actually paid by either the Bank Group or Debtors and interest shall accrue or be credited from such date as appropriate.

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED MAY 30, 2001

     The Allowed Secured Bank Group Term Loan Claims shall be satisfied as set forth herein or in such other manner as is acceptable to the Debtors and the holders of the Allowed Secured Bank Group Term Loan Claims. At the option of the Reorganized Debtor, the Bank Group Term Loan shall be satisfied as follows:
(i) the Reorganized Debtor may continue the regular payments required by the Term Loan, including the principal and interest payments between the Effective Date and the stated maturity of the Bank Group Term Loan in November, 2002 and at the non-default variable interest rate provided therein (as provided by the applicable credit agreement terms existing before acceleration and without regard to the pre-petition acceleration) or (ii) delivering aircraft (both 727 and DC-8) securing Bank Group Term Loan to the Bank Group at any time before the stated maturity in satisfaction of the amount of the Debtors' obligations either agreed to by the Bank Group and Reorganized Kitty Hawk or established by the Bankruptcy Court as the value of the aircraft collateral. The value shall be a prepayment upon the Bank Group Term Loan with any surplus being applied to the Bank Group Revolver.

     The Bank Group Revolver shall be converted to an amortizing loan being repaid in no more than sixty (60) equal monthly installments of $1 million. Payments will be applied first to outstanding interest and then to principal. After the Effective Date, interest will accrue at the non-default variable interest rate provided in the Bank Group Revolver (as provided by the applicable credit agreement terms existing before acceleration and without regard to the pre-petition acceleration). If Reorganized Kitty Hawk's payments reduce the balance of the Bank Group Revolver below $1 million, the next succeeding payment will only be the amount needed to satisfy the outstanding principal and interest thereon. Likewise, if, after fifty-nine (59) monthly payments and all prepayments, the Bank Group Revolver balance is more than $1 million, the final payment will be the amount needed to satisfy the outstanding principal and interest thereon.

     Pursuant to 11 U.S.C. (S)1123(a)(5)(D), the Reorganized Debtor may sell all or any part of assets securing the Bank Group Claims free and clear of all liens and encumbrances with liens and encumbrances attaching to the proceeds thereof. If the Reorganized Debtor and the agent bank for Bank Group cannot agree upon the amount to be paid for a release of the specific asset(s) being sold, the Bankruptcy Court may (upon motion and after notice and a hearing following the procedures used for sales under 11 U.S.C. (S)363), determine the release price for the specific asset(s), order the sale to be free and clear of liens or order the Bank Group to execute and deliver to the Reorganized Debtor a release of its liens upon the specific asset(s) being sold.

     As the Reorganized Debtor sells assets, proceeds from those asset sales will be applied as prepayments to the Bank Group Claims as described below. For collateral encumbered by liens obtained before the Petition Date, all of the "Net Sales Proceeds" (being the proceeds after paying applicable closing costs, taxes incurred as a result of the sale, commissions and similar costs incident to the sale) will be paid to the Bank Group as a prepayment. For collateral encumbered only by liens granted after the Petition Date (the "Postpetition Collateral" as provided in the Cash Collateral Order), the Bank Group's liens will extend to only 80% of the Net Sales Proceeds and 20% of the Net Sales Proceeds may be used by the Reorganized Debtor free and clear of the Bank Groups liens. When the Reorganized Debtor receives the Net Sales Proceeds from the sale of Postpetition Collateral before February 28, 2002, the 80% of the Net Sales Proceeds subject to the Bank Group liens shall be deposited into a segregated, interest bearing account where they (and the interest they

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED MAY 30, 2001
generate) will remain subject to the Bank Group liens until March 1, 2002 when the proceeds and interest accrued thereon shall be paid to the Bank Group as a prepayment upon the Bank Group Claims. The Reorganized Debtor may only use the funds in the segregated account in support of the financial or operational needs supporting peak season work for the United States Postal Service ("USPS").

     If the USPS terminates the W-Net Contract for its convenience, the Bank Group's liens will extend to the "termination for convenience claim" (referred to as the "TforC") created thereby. Upon collecting the TforC, the Reorganized Debtor shall pay up to 80% of the net TforC (being net of cost incurred as a result of collecting the TforC, including professional fees and expenses, taxes incurred from the collection and similar costs incident thereto) to the Bank Group as a prepayment upon the Bank Group Claims. If the Bank Group Claims are less than 80% of the net TforC, only the outstanding balance shall be paid. Conversely, if the Bank Group Claims are greater than 80% of the net TforC, the full 80% of the net TforC shall be paid.

     The Reorganized Debtor may tender renewal and extension loan and security documents to the Bank Group to reflect the repayment terms provided in the Plan. Proposed renewal and extension loan and security documents will be provided to counsel for the Bank Group at least fifteen (15) days before the Bank Group's deadline to vote upon or object to the Plan's confirmation. In the event of a discrepancy between those documents and the Plan, the Plan shall control.

     All or any part of the Bank Group Claims may be prepaid at any time without
penalty.   The Reorganized Debtor may designate or allocate all or any part of such prepayments upon the Bank Group Claims between the Revolver and the Term
Loan in the Reorganized Debtor's sole and absolute discretion.   The Bank Group
may only accelerate the Bank Group Revolver or Bank Group Term Loan if a payment default is not cured within thirty (30) days after the Reorganized Debtor receives actual notice of default. Upon satisfaction of either the Bank Group Revolver or Bank Group Term Loan, the Bank Group shall execute and deliver to the Reorganized Debtor lien releases to effect the release of the liens securing the loan facility being repaid.

     In deciding whether to retain the aircraft (and make the regularly scheduled Term Loan payments) or deliver the aircraft to the Bank Group, the Reorganized Debtor will base its decision primarily upon the following factors:

     .   Its need for those aircraft;
     . If the need for additional aircraft can be satisfied upon more favorable financing terms;
     .   The Court's valuation of the aircraft; and,
     .   Its ability to use the aircraft profitably.

If delivering the aircraft to the Bank Group is determined to be better for the Reorganized Debtor than continuing to make payments under the Term Loan, it is very likely that the aircraft would be delivered to the Bank Group.

     4.2  Class 2 - Noteholders' Secured Claims

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED MAY 30, 2001

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

          (a) Classification: Class 2 consists of all Allowed Secured Claims of the Noteholders. The Allowed Class 2 Claims shall be subclassified so that the holders of the Allowed Class 2 Claims shall have a Claim against each Debtor whose property serves as the Noteholders' Wide Body Collateral or the Noteholders' 727 Collateral.

          (b) Treatment: Class 2 is impaired and the holders of Allowed Claims in Class 2 are entitled to vote on the Plan. The Noteholders may vote their Allowed Class 2 Claims in the case of each Debtor whose property serves as the Noteholders' Wide Body Collateral. The Reorganized Debtor shall satisfy the Allowed Class 2 Claims by (i) releasing and/or delivering to the Indenture Trustee the proceeds of any of the Noteholders' Wide Body Collateral, which proceeds the Indenture Trustee may distribute in accordance with the Indenture and the Plan without further order of the Court; (ii) paying the Noteholders' Fees no later than the six month anniversary of the Effective Date; and (iii) liquidating all Wide Body Collateral and Engines not liquidated as of the Effective Date ("Remaining Collateral"), provided that the Reorganized Debtor shall not sell any Remaining Collateral without the consent of the Indenture Trustee and provided further that the Reorganized Debtor shall cooperate with the Indenture Trustee and its Agents in the liquidation of the Remaining Collateral. The Indenture Trustee shall pay all costs for the maintenance and preservation of the Noteholders' Wide-Body Collateral including, but not limited to, insurance and storage fees. Notwithstanding (iii) above, at the direction of the Indenture Trustee the Reorganized Debtor shall transfer all or any of the Remaining Collateral to an entity designated by the Indenture Trustee and, upon such transfer, the Indenture Trustee shall direct the liquidation of the collateral, provided that the Reorganized Debtor shall continue to cooperate with the Indenture Trustee and its Agents until the collateral has been sold or leased. The net proceeds of Remaining Collateral shall be paid to the Indenture Trustee which proceeds the Indenture Trustee may distribute in accordance with the Indenture and the Plan without further order of the Court. The Bankruptcy Court shall retain jurisdiction to enter Orders approving the sale of Remaining Collateral free and clear of any liens, claims, and encumbrances that arose before the Confirmation Date. Subject to the provisions of the Plan, either the Reorganized Debtor or the Indenture Trustee may file and prosecute a motion seeking approval of the sale of Remaining Collateral. The Indenture Trustee may take any actions necessary to implement any of the foregoing and, to the extent necessary, the Indenture shall be deemed amended accordingly. The Noteholders' 727 Collateral shall be dealt with as provided in the Motion to Approve Agreed Order Authorizing Use of Cash Collateral for Payments on Post-Petition Boeing 727 Lease Obligations (that is, the cash payment, financing lease, Engines and additional collateral contemplated by, and as provided in, the Motion and, when entered, the Order granting such Motion).

     4.3 Class 3 - Secured Claims Other Than Bank Claims and Claims of the Noteholders.

          (a) Classification: Class 3 consists of all Allowed Secured Claims other than the Bank Claims and the Claims of the Noteholders. Each secured creditor shall be treated as a separate sub-class of Class 3.

          (b) Treatment: Class 3 is impaired, and the holders of Allowed Claims in Class 3 are entitled to vote on the Plan. Holders of Allowed Class 3 Claims may vote their Claims in the

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED MAY 30, 2001

Case of each Debtor whose property secures their Claims. At the Debtors' option, on the Effective Date (a) the Plan may leave unaltered the legal, equitable, and contractual rights of the holder of an Allowed Secured Claim, or (b) notwithstanding any contractual provision or applicable law that entitles the holder of an Allowed Secured Claim to demand or receive accelerated payment from the Debtors after the occurrence of a default, the Debtors may cure any such default, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code, reinstate the maturity of such Claim as such maturity existed before such default, compensate the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law, and otherwise leave unaltered the legal, equitable or contractual rights to which such Claim entitles the holder, all pursuant to section 1124 of the Bankruptcy Code, or (c) the Debtors may either (i) pay an Allowed Secured Claim in full, in cash, or (ii) reinstate the pre-petition repayment terms by curing all post-petition arrearages, decelerating any acceleration of the maturity thereof and paying such reasonable fees and costs as may be approved by the Bankruptcy Court, or (iii) the Debtors may deliver to the holder of an Allowed Secured Claim the property securing such Claim, or (iv) at Kitty Hawk's election and direction, Reorganized Kitty Hawk may deliver to the holder of an Allowed Secured Claim deferred cash payments in accordance with the requirements of section 1129(b)(2)(A)(II) of the Bankruptcy Code, in all of such events, the value of such holder's interest in such property shall be determined (A) by agreement of the Reorganized Debtor and the holder of such Allowed Secured Claim or (B) if they do not agree, by the Bankruptcy Court, or (d) the Debtors may assume and assign the contract or agreement governing an Allowed Secured Claim pursuant to section 365(b) of the Bankruptcy Code, or (e) the Debtors may pay an Allowed Secured Claim in such manner as may be agreed to by the holder of such Claim.

     4.4  Class 4 - Priority Claims.

          (a)  Classification:  Class 4 consists of all non-tax Priority Claims.

          (b) Treatment: Class 4 is impaired and the holders of Allowed Claims in Class 4 are entitled to vote on the Plan. The treatment set forth below shall be the same for each holder of an Allowed Priority Claim against each of the Debtors and each holder of an Allowed Priority Claim may vote in the case of the Debtor liable on such Claim. Unless otherwise agreed to by the parties, each holder of an Allowed Claim in Class 4 will be paid the Allowed amount of such Claim in full in cash by the Reorganized Debtor on or before the later of
(a) the first practicable date after the Effective Date, (b) the Allowance Date, and (c) such other date as is mutually agreed upon by the Reorganized Debtor and the holder of such Claim.

     4.5  Class 5 - Convenience Claims

          (a) Classification: Class 5 consists of Allowed Convenience Claims. Allowed Convenience Claims shall be subclassified based on the Debtor liable on such Claim.

          (b) Treatment: Class 5 is impaired and the holders of Allowed Claims in Class 5 are entitled to vote on the Plan. The holder of Allowed Class 5 Claims against more than one Debtor may vote their Allowed Class 5 Claims in the case of each Debtor that is liable on such Claims. However, if more than one Debtor is liable on the same Class 5 Claim, the holder of such

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED MAY 30, 2001
claim shall be paid no more than $500 on account of such Claim and such payment shall be in full satisfaction of all Debtors' liability on such Claim. Each holder of an Allowed Unsecured Claim(s) that is $500 or less, or that is more than $500, but the holder of which elects on the Ballot to have its Allowed Unsecured Claim(s) reduced to $500 and treated as a single Allowed Class 5 Convenience Claim, shall receive, on the Effective Date or as soon thereafter as practicable, payment from the Debtors in cash in an amount equal to the lesser of $500 or the allowed amount of such Claim(s). Creditors electing to reduce their Claims to $500 waive the remainder of their Claims and shall not be entitled to any other distribution in the Plan or from the Debtors.

     4.6  Class 6 - Unsecured Noteholder Claims

          (a) Classification: Class 6 consists of all Allowed Unsecured Claims of Noteholders. Allowed Class 6 Claims shall be subclassified based on the Debtor(s) liable on such Claim.

          (b) Treatment: Class 6 is impaired and the holders of Allowed Claims in Class 6 are entitled to vote on the Plan. The holders of Allowed Class 6 Claims shall be entitled to vote their Claims in the Case of each Debtor that is liable on such Claim. Nevertheless, holders of Allowed Unsecured Claims in Class 6 (including each subclass of Class 6) shall receive a Pro Rata distribution of the Class 6 Stock Distribution based on the proportion that their Allowed Class 6 Claim (counted once only) bears to all Allowed Class 6 Claims (with each Allowed Class 6 Claim counted only once) and such distribution shall be in full satisfaction of all Debtors' liability on such Claim.

     4.7  Class 7 - Other Unsecured Claims

          4.7.1  Class 7A

          (a) Classification: Class 7A consists of all Allowed Other Unsecured Claims against Kitty Hawk, Inc.

          (b) Treatment: Class 7A is impaired and the holders of Allowed Claims in Class 7A are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims in Class 7A shall receive a Pro Rata distribution of the Class 7A Stock Distribution and the Class 7A Contingent Cash Distribution.

          4.7.2  Class 7B

          (a) Classification: Class 7B consists of all Allowed Other Unsecured Claims against Cargo.

          (b) Treatment: Class 7B is impaired and the holders of Allowed Claims in Class 7B are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims in Class 7B shall

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED MAY 30, 2001
receive a Pro Rata distribution of the Class 7B Stock Distribution and the Class 7B Contingent Cash Distribution.

          4.7.3  Class 7C

          (a) Classification: Class 7C consists of all Allowed Other Unsecured Claims against Aircargo.

          (b) Treatment: Class 7C is impaired and the holders of Allowed Claims in Class 7C are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims in Class 7C shall receive a Pro Rata distribution of the Class 7C Stock Distribution and the Class 7C Contingent Cash Distribution.

          4.7.4  Class 7D

          (a) Classification: Class 7D consists of all Allowed Other Unsecured Claims against International.

          (b) Treatment: Class 7D is impaired and the holders of Allowed Claims in Class 7D are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims in Class 7D shall receive a Pro Rata distribution of the Class 7D Stock Distribution and the Class 7D Contingent Cash Distribution.

          4.7.5  Class 7E

          (a) Classification: Class 7E consists of all Allowed Other Unsecured Claims against Charters.

          (b) Treatment: Class 7E is impaired and the holders of Allowed Claims in Class 7E are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims in Class 7E shall receive a Pro Rata distribution of the Class 7E Stock Distribution and the Class 7E Contingent Cash Distribution.

          4.7.6  Class 7F

          (a) Classification: Class 7F consists of all Allowed Other Unsecured Claims against Longhorn Solutions.

          (b) Treatment: Class 7F is impaired and the holders of Allowed Claims in Class 7F are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims in Class 7F shall receive a Pro Rata distribution of the Class 7F Stock Distribution and the Class 7F Contingent Cash Distribution.

          4.7.7  Class 7G

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED MAY 30, 2001

          (a) Classification: Class 7G consists of all Allowed Other Unsecured Claims against Aircraft Leasing.

          (b) Treatment: Class 7G is impaired and the holders of Allowed Claims in Class 7G are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims in Class 7G shall receive a Pro Rata distribution of the Class 7G Stock Distribution and the Class 7G Contingent Cash Distribution.

          4.7.8  Class 7H

          (a) Classification: Class 7H consists of all Allowed Other Unsecured Claims against American International Travel.

          (b) Treatment: Class 7H is impaired and the holders of Allowed Claims in Class 7H are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims in Class 7H shall receive a Pro Rata distribution of the Class 7H Stock Distribution and the Class 7H Contingent Cash Distribution.

          4.7.9  Class 7I

          (a) Classification: Class 7I consists of all Allowed Other Unsecured Claims against Flight One Logistics.

          (b) Treatment: Class 7I is impaired and the holders of Allowed Claims in Class 7I are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims in Class 7I shall receive a Pro Rata distribution of the Class 7I Stock Distribution and the Class 7I Contingent Cash Distribution.

          4.7.10 Class 7J

          (a) Classification: Class 7J consists of all Allowed Other Unsecured Claims against OK Turbines.

          (b) Treatment: Class 7J is impaired and the holders of Allowed Claims in Class 7J are entitled to vote on the Plan. Holders of Allowed Other Unsecured Claims in Class 7J shall receive a Pro Rata distribution of the Class 7J Stock Distribution and the Class 7J Contingent Cash Distribution.

     4.8  Class 8 - Old Common Stock

          (a) Classification: Class 8 consists of all Interests in Old Common Stock.

          (b) Treatment: Holders of Interests in Class 8 will receive no distribution under the Plan. and are deemed to have rejected the Plan. The Old Common Stock will be canceled on the Effective Date.

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED MAY 30, 2001

     4.9  Class 9 - Securities Claims

          (a)    Classification: Class 9 consists of all Allowed Securities
Claims.

          (b) Treatment: Holders of Class 9 Claims shall be treated with the same priority as the Old Common Stock pursuant to Section 510(b) of the Code and will receive no distribution under the Plan.

                                   ARTICLE 5

                      ACCEPTANCE OR REJECTION OF THE PLAN

     5.1 Voting Classes. The holders of Claims in Classes 1, 2, 3,4, 5, 6 and 7 are impaired and shall be entitled to vote to accept or reject the Plan.

     5.2 Presumed Rejection of Plan. The holders of Interests and Claims in Classes 8 and 9 are not being solicited to accept or reject the Plan and will be deemed to have rejected the Plan.

                                   ARTICLE 6

               MANNER OF DISTRIBUTION OF PROPERTY UNDER THE PLAN

     6.1 Distribution Procedures. Except as otherwise provided in the Plan, all distributions of Cash and other property shall be made by the Reorganized Debtor on the later of the Effective Date or the Allowance Date, or as soon thereafter as practicable. Distributions required to be made on a particular date shall be deemed to have been made on such date if actually made on such date or as soon thereafter as practicable. No payments or other distributions of property shall be made on account of any Claim or portion thereof unless and until such Claim or portion thereof is Allowed.

     6.2 Distribution of Creditors' New Common Stock. Reorganized Kitty Hawk shall distribute all of the New Common Stock to be distributed under the Plan. The initial distribution of Creditors' New Common Stock on account of Allowed Claims shall be on the Effective Date or as soon thereafter as practicable. Reorganized Kitty Hawk may employ or contract with other entities to assist in or perform the distribution of New Common Stock. The initial distribution of New Common Stock to Class 6 and Class 7 shall be pro rata as if the Total Allowed Claims in each such Class is the maximum amount if all disputed, unliquidated, contingent or otherwise objectionable Claims were resolved in the Claimant's favor. Reorganized Kitty Hawk will not make a distribution to disputed, contingent, unliquidated or objected to Claims until entry of an Order of the Bankruptcy Court involving the dispute or objection. Stock held for possible distribution will be held in the Class 6 and Class 7 Stock Reserve Surplus Accounts. On each Quarterly Surplus Distribution Date, Reorganized Debtor shall distribute to holders of Allowed Class 6 and Class 7 Claims, in accordance with the terms of the Plan, all shares in the Class 6 Stock Reserve Surplus Account and the Class 7

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED MAY 30, 2001

Stock Reserve Surplus Account, provided however, that if, in Reorganized
                               ----------------
Debtor's judgment, the aggregate value of the shares remaining in the Class 6 Stock Reserve Surplus Account or the Class 7 Stock Reserve Surplus Account is less than can be economically distributed, Reorganized Debtor may elect to hold such shares and distribute them on the next Quarterly Surplus Distribution Date. All distributions on account of Class 6 Claims shall be made by Reorganized Kitty Hawk to the Indenture Trustee. Reorganized Kitty Hawk shall pay all reasonable fees and expenses of the Indenture Trustee and/or the Depository Trust Corporation or Cede & Co. in acting as distribution agent as and when such fees and expenses become due without further order of the Bankruptcy Court.

     To the extent that a Class 6 Claim is a Disputed or undetermined Claim on the Effective Date, the distribution of New Common Stock allocable to the Disputed or undetermined portion of such Claim shall be deposited in the Class 6 Stock Reserve Account. To the extent that a Class 7 Claim is a Disputed or undetermined Claim on the Effective Date, the distribution of New Common Stock allocable to the Disputed or undetermined portion of such Claim shall be deposited in the Class 7 Stock Reserve Account.

     To the extent that a Class 6 or Class 7 Claim is Allowed after the Effective Date, the holder thereof shall be entitled to receive the New Common Stock reserved with respect to the Allowed amount of such Claim (including Shares representing distributions of Debtor's shares from the Class 6 Stock Reserve Surplus Account or the Class 7 Stock Reserve Surplus Account).

     6.3  Distributions by Indenture Trustee.

          Subject to any liens it may assert under the Indenture for the recovery of expenses, and subject to Section 6.4 of the Plan, the Indenture Trustee shall distribute to the record Noteholders, as appearing on the books and records of the Indenture Trustee on the Distribution Date, all cash and New Common Stock received by the Indenture Trustee under the Plan. In the event a record Noteholder is a depository or custodian for legal or beneficial owners of the Notes (such party being a "Custodian") and is unwilling to receive distributions on behalf of such owners of the Notes then the Indenture Trustee shall obtain from such Custodian a list of the parties for whom, as of the Distribution Date, it serves as custodian and/or depository and (i) the Indenture Trustee shall directly distribute to such owners of Notes their Pro Rata share of Cash received by the Indenture Trustee on Account of Class 2 Claims (subject to the lien of the Indenture Trustee) and (ii) the Indenture Trustee shall furnish to the Debtors such information as the Indenture Trustee has or may reasonably obtain that will permit the Debtors to issue New Common Stock to the owners of the Notes as appearing in the records of the Custodian, certificates for which the Debtors will forward directly to the owners. As of the close of business on the Distribution Date, the transfer ledgers with respect to the Senior Notes shall be closed and the Debtors, the Reorganized Debtor, and the Indenture Trustee shall have no obligation to recognize any transfer of the Senior Notes occurring thereafter.

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED MAY 30, 2001

     6.4  Surrender and Cancellation of Old Securities.

          As a condition to receiving the New Securities distributable under the Plan, the record holders of Senior Notes shall surrender their Senior Notes, if held in certificate form, to the Indenture Trustee. When a holder surrenders its Senior Notes to the Trustee, the Indenture Trustee shall hold the instrument in "book entry only" until such instruments are canceled. Any holder of Senior Notes whose instrument has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such instrument, deliver to the Indenture Trustee: (a) evidence satisfactory to the Indenture Trustee of the loss, theft, mutilation or destruction of such instrument, and (b) such security or indemnity that may be reasonably required by the Indenture Trustee to hold the Indenture Trustee harmless with respect to any such representation of the holder. Upon compliance with the preceding sentence, such holder shall, for all purposes under the Plan, be deemed to have surrendered such instrument. Any holder of a Senior Note which has not surrendered or have been deemed to surrender its Senior Notes within two years after the Effective Date, shall have its Claim as a holder of Senior Notes disallowed, shall receive no distribution on account of its Claim as a holder of Senior Notes, and shall be forever barred from asserting any Claim on account of its Senior Notes. Any New Common Stock issued and held for distribution on account of such disallowed claims of holders of Senior Notes shall be returned to the Reorganized Debtor and shall be deposited in the Stock Reserve Surplus Account.

          As of the Effective Date, all Senior Notes shall represent only the right to participate in the distributions provided in the Plan on account of such Senior Notes.

     6.5 Disputed Claims. Notwithstanding any other provisions of the Plan, no payments or distributions shall be made on account of any Disputed Claim until such Claim becomes an Allowed Claim, and then only to the extent that it becomes an Allowed Claim.

     6.6 Manner of Payment Under the Plan. Cash payments made pursuant to the Plan shall be in U.S. dollars by checks drawn on a domestic bank selected by the Reorganized Debtor, or by wire transfer from a domestic bank, at Reorganized Debtor's option, except that payments made to foreign trade creditors holding Allowed Claims may be paid, at the option of Reorganized Debtor in such funds and by such means as are necessary or customary in a particular foreign jurisdiction. All distributions of Cash on account of Class 2 Claims shall be made to the Indenture Trustee. Upon receipt of such Cash, the Indenture Trustee shall distribute the cash as provided in Section 6.3 of the Plan.

     6.7  Delivery of Distributions and Undeliverable or Unclaimed
     Distributions.

          (a) Delivery of Distributions in General.  Except as provided below in
Section 6.7(b) for holders of undeliverable distributions, distributions to holders of Allowed Claims shall be distributed by mail as follows: (a) except in the case of the holder of a Senior Note, (1) at the addresses set forth on the respective proofs of claim filed by such holders; (2) at the addresses set forth in any written notices of address changes delivered to the Reorganized Debtor after the date of any related proof of claim; or (3) at the address reflected on the Schedule of Assets and Liabilities Filed by the Debtors if no proof of claim or proof of interest is Filed and the Reorganized Debtor

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED MAY 30, 2001
have not received a written notice of a change of address; and (b) in the case of the holder of the Senior Notes, as provided in Sections 6.3 and 6.4 of the Plan.

          (b)  Undeliverable Distributions.

               (i) Holding and Investment of Undeliverable Property. If the distribution to the holder of any Claim other than the holder of Senior Notes is returned to the Reorganized Debtor as undeliverable, no further distribution shall be made to such holder unless and until the Reorganized Debtor is notified in writing of such holder's then current address. Subject to Section 7.8(b)(ii) of the Plan, undeliverable distributions shall remain in the possession of the Reorganized Debtor pursuant to this Section until such times as a distribution becomes deliverable.

               Unclaimed Cash (including interest, dividends and other consideration, if any, distributed on or received for undeliverable New Common Stock) shall be held in trust in a segregated bank account in the name of the Reorganized Debtor, for the benefit of the potential claimants of such funds, and shall be accounted for separately. Undeliverable New Common Stock shall be held in trust for the benefit of the potential claimants of such securities by the Reorganized Debtor in a number of shares sufficient to provide for the unclaimed amounts of such securities, and shall be accounted for separately.

               (ii) Distribution of Undeliverable Property After it Becomes Deliverable and Failure to Claim Undeliverable Property. Any holder of an Allowed Claim other than a holder of a Senior Note who does not assert a claim for an undeliverable distribution held by the Reorganized Debtor within one (1) year after the Effective Date shall no longer have any claim to or interest in such undeliverable distribution, and shall be forever barred from receiving any distributions under the Plan. In such cases, any New Common Stock shall be deposited in the Stock Reserve Surplus Account.

     6.8 De Minimis Distributions. No Cash payment of less than twenty-five dollars ($25.00) shall be made to any holder on account of an Allowed Claim unless a request therefor is made in writing to the Reorganized Debtor.

     6.9 Failure to Negotiate Checks. Checks issued in respect of distributions under the Plan shall be null and void if not negotiated within 60 days after the date of issuance. Any amounts returned to the Reorganized Debtor in respect of such checks shall be held in reserve by the Reorganized Debtor. Requests for reissuance of any such check may be made directly to the Reorganized Debtor by the holder of the Allowed Claim with respect to which such check originally was issued. Any claim in respect of such voided check is required to be made before the second anniversary of the Effective Date. All Claims in respect of void checks and the underlying distributions shall be discharged and forever barred from assertion against the Reorganized Debtor and their property.

     6.10 Compliance with Tax Requirements. In connection with the Plan, to the extent applicable, the Reorganized Debtor shall comply with all withholding and reporting requirements

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED MAY 30, 2001
imposed on it by any governmental unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements.

     6.11 Setoffs. Unless otherwise provided in a Final Order or in the Plan, the Debtors may, but shall not be required to, set off against any Claim and the payments to be made pursuant to the Plan in respect of such Claim, any claims of any nature whatsoever the Debtors may have against the holder thereof or its predecessor, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such Claims the Debtors may have against such holder or its predecessor.

     6.12 Fractional Interests. The calculation of the percentage distribution of New Common Stock to be made to holders of certain Allowed Claims as provided elsewhere in the Plan may mathematically entitle the holder of such an Allowed Claim to a fractional interest in such New Common Stock. The number of shares of New Common Stock to be received by a holder of an Allowed Claim shall be rounded to the next lower whole number of shares. The total number of shares of New Common Stock to be distributed to a class of Claims shall be adjusted as necessary to account for the rounding provided for in this Section. No consideration shall be provided in lieu of the fractional shares that are rounded down and not issued.

     For purposes of applying this Section, the holders of Allowed Claims under or evidenced by Senior Notes shall, in the case of Senior Notes held in street name, mean the beneficial holders thereof as of the Distribution Date.

                                    ARTICLE 7

                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

     7.1 Rejection of All Executory Contracts and Leases Not Assumed. The Plan constitutes and incorporates a motion by the Debtors to reject, as of the Confirmation Date, all pre-petition executory contracts and unexpired leases to which the Debtors are a party, except for any executory contract or unexpired lease that (i) has been assumed or rejected pursuant to a Final Order, (ii) is the subject of a pending motion for authority to assume the contract or lease Filed by the Debtors prior to the Confirmation Date, or (iii) is identified in the Plan Supplement as an executory contract or lease that Debtors intend to assume. Assumption by any of the Debtors shall constitute assumption by the Reorganized Debtor as the successor to each of the Debtors. The filing of the Plan Supplement shall constitute a motion by Debtors to assume, effective on the Effective Date, the executory contracts and leases identified therein. With respect to leases and executory contracts not previously assumed, the Plan Supplement shall set forth a cure amount in accordance with section 365(b)(1) of the Bankruptcy Code for each unexpired lease and executory contract to be assumed. Unless the non-debtor parties timely object to such amount, the confirmation of the Plan shall constitute consent to the approval of the assumption of such executory contracts and unexpired leases and a determination that such cure amount is sufficient under section 365(b)(1) of the Bankruptcy Code.

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED MAY 30, 2001

     7.2 Cure Payments. Any monetary defaults under each executory contract and unexpired lease to be assumed under the Plan in the amount either set forth in the Plan Supplement, motion to assume, or Final Order shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, either: (1) by payment by the Reorganized Debtor of the default amount in Cash on the Effective Date, or
(2) on such other terms as agreed to by the Reorganized Debtor and the non-debtor parties to such executory contract or unexpired lease. In the event of a dispute regarding (i) the amount of any cure payments, (ii) the ability of the Reorganized Debtor to provide adequate assurance of future performance under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made by the Reorganized Debtor following the entry of a Final Order resolving the dispute and approving assumption.

     7.3 Bar Date for Filing of Rejection Claims. Any Claim for damages arising from the rejection under the Plan of an executory contract or unexpired lease must be Filed within thirty (30) days after the mailing of notice of Confirmation or be forever barred and unenforceable against the Debtors, the Estates, any of their affiliates and their properties and barred from receiving any distribution under the Plan.

                                   ARTICLE 8

                     MEANS FOR EXECUTION AND IMPLEMENTATION
                                  OF THE PLAN

     8.1 Working Capital Financing. On the Effective Date, the Reorganized Debtors may enter into a loan agreement for a revolving credit facility which, when combined with the Debtors' available resources, will be sufficient to meet its ongoing business needs (the "Working Capital Financing"). Simultaneously with the closing of a Working Capital Financing transaction, the Reorganized Debtors may satisfy the Allowed Secured Bank Group Revolver Claims from Cash on hand and, as necessary, a draw on the Working Capital Financing, and the Bank Group shall, at the option of Reorganized Kitty Hawk, either release such liens on the property of the Reorganized Debtors or assign such liens as directed by Reorganized Kitty Hawk to provide such collateral as may be required by the lender of the Working Capital Financing. The Working Capital Financing lender shall be granted a lien on assets of the Reorganized Debtors.

     8.2 Monetization of Unneeded Assets. The Debtors own a number of assets that, as a result of the shift in the Debtors' business focus going forward, are no longer necessary to the Debtors' operations. The Debtors have been marketing these assets during the case and sales are pending on some of these assets. The Debtors may monetize the assets and use the proceeds, along with cash on hand (and if available) draws on the Working Capital Financing to fund obligations under the Plan. Simultaneously with marketing the unneeded assets for sale, the Debtors may attempt to monetize the value of the unneeded assets through a financing secured by the unneeded assets. The financing may take the form of a debt instrument which is convertible to an equity investment on agreed terms.

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED MAY 30, 2001

     8.3 Merger of Corporate Entities. On the Effective Date, (i) Aircraft Leasing will merge with and into Aircargo, with Aircargo being the surviving corporation in the merger, and (ii) American International Travel, Cargo, Flight One Logistics, International, and Longhorn Solutions will merge with and into Kitty Hawk, with Kitty Hawk being the surviving corporation in each of the mergers. Upon consummation of the foregoing mergers, Aircargo, Charters and OK Turbines will be the only subsidiaries of Kitty Hawk, and Kitty Hawk will succeed to all of the assets, liabilities and rights of the remaining Debtors. Each of the three subsidiaries have certificates issued by the FAA and having them remain subsidiaries (rather than being part of the merger into Reorganized Kitty Hawk) makes transactions involving those entities more attractive.

     8.4 Board of Directors of the Reorganized Debtor. On the Effective Date, the existing directors of Kitty Hawk, Inc. shall be deemed removed from office pursuant to the operation of the Confirmation Order. On the Effective Date, the Reorganized Debtor will amend its bylaws to provide that the board of directors of the Reorganized Debtor shall be comprised of seven (7) members, five (5) of which shall be selected by the Noteholders and two (2) of which shall be selected by the Debtors. The initial board of directors of Reorganized Kitty Hawk shall also name the directors of Reorganized Aircargo, OK Turbines and Charters from among its members. Such amended bylaws shall provide that all such directors shall serve for a one-year term and shall not be subject to removal other than for cause during the first year following the Effective Date. Such amended bylaws shall provide that thereafter directors shall be elected at annual meetings of the shareholders of the Reorganized Debtor in accordance with the bylaws of the Reorganized Debtor and applicable law. The initial directors of the Reorganized Debtor shall be John Malloy, Peter Ghee, Glen Langdon, David Beatson, Janice Bryant, Tilmon J. Reeves, and Jim Craig.

     8.5 Cancellation of Old Securities. On the Effective Date, all Old Securities shall be terminated and canceled, and the indenture or statements of resolution governing such Old Securities shall be rendered void except that, with respect to the powers of the Indenture Trustee, the Indenture for the Senior Notes shall remain in force and effect until all of the Noteholders' Wide Body Collateral has been liquidated and all distributions to Noteholders as provided in the Plan have been made. Notwithstanding the foregoing, such termination will not impair the rights and duties under such indenture as between Indenture Trustee and the beneficiaries of the trust created thereby including, but not limited to, the right of the Indenture Trustee to receive payment of its fees and expenses, to the extent not paid by the Company, from amounts distributable to holders of Senior Notes.

     8.6 Authorization and Issuance of New Common Stock. The Confirmation Order shall provide for the authorization of 65 million shares of stock in the Reorganized Debtor, of which 50 million shall be the New Common Stock (the issued and outstanding shares of the Reorganized Debtor). The remaining 15 million authorized shares shall be reserved and shall not be distributed without action by the Board of Directors selected in the manner described in Section 8.4 of the Plan.

     8.7 Registration Exemption for Debtor's New Common Stock Distributed to Creditors. The Confirmation Order shall provide that the distribution of the New Common Stock to holders of Allowed Claims pursuant to the Plan and the Amended Certificate of Incorporation

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED MAY 30, 2001
shall be exempt from any and all federal, state and local laws requiring the registration of such security, to the extent provided by section 1145 of the Bankruptcy Code.

      8.8 Charter and Bylaws. The certificate of incorporation of the Reorganized Debtors shall read substantially as set forth in the Amended Certificate of Incorporation. The Bylaws of the Reorganized Debtors shall read substantially as set forth in the Amended Bylaws.

      8.9 Corporate Action. Upon entry of the Confirmation Order, the following shall be and be deemed authorized and approved in all respects: (i) the filing by Reorganized Kitty Hawk of the Amended Certificate of Incorporation, (ii) the Amended Bylaws, (iii) the mergers contemplated by
Section 8.3 of the Plan, and (iv) the issuance of the New Common Stock. On the Effective Date, or as soon thereafter as is practicable, the Reorganized Kitty Hawk shall file with the Secretary of State of the State of Delaware, in accordance with applicable state law, the Amended Certificate of Incorporation which shall conform to the provisions of the Plan and prohibit the issuance of non-voting equity securities. On the Effective Date, the matters provided under the Plan involving the capital and corporate structures and governance of the Reorganized Kitty Hawk, including the mergers effectuated pursuant to Section
8.3 of the Plan, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to applicable state laws without any requirement of further action by the stockholders or directors of the Debtors or the Reorganized Kitty Hawk. On the Effective Date, the Reorganized Debtors shall be authorized and directed to take all necessary and appropriate actions to effectuate the transactions contemplated by the Plan and the Disclosure Statement.

      8.10 Release of Fraudulent Conveyance Claims. On the Effective Date, in consideration of the compromise with the holders of the Senior Notes incorporated into the Plan and more fully described in Section IV, D, 2(b) of the Disclosure Statement, which settlement results in a greater distribution to holders of Allowed Unsecured Claims that are not Noteholder Claims, Reorganized Kitty Hawk, on its own behalf and as representative of the Debtors' Estates, releases the Indenture Trustee and the Noteholders, their predecessors and successors in interest, from all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, in law or in equity, based in whole or in part on an allegation that any of the Debtors' obligations on the Senior Notes, including any guaranty liabilities, are avoidable or unenforceable.

      8.11 Other Releases by Debtors. On the Effective Date, the Reorganized Debtor, on its own behalf and as representative of the Debtors' Estates, in consideration of services rendered in the Reorganization Case and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, releases unconditionally, and is hereby deemed to release unconditionally, each of the Released Officers and Directors from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever (including, without limitation, those arising under the Code), whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part on any act, omission, transaction, event or other occurrence taking place before, on or after the Petition Date up to the Effective Date, in any way relating to the Debtors (before, on or after the Petition Date), the Reorganization Case, or the Plan. The foregoing release shall not apply to (a) any action or omission that constitutes actual fraud

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED MAY 30, 2001
or criminal behavior (b) any claims or causes of action against Conrad Kalitta, the Kalitta Companies or any entity owned or controlled by either or (c) the receivable owed by M. Tom Christopher to the Debtors. Additionally, nothing in the Plan or the Confirmation Order shall constitute a release of any obligations, whether based on contract, statute or other applicable law, of present or former officers and directors of the Debtors in respect of the Debtors' confidential or proprietary information or of their agreements, obligations or undertakings not to engage in activities that are competitive with the Debtors' businesses.

     The Released Officers and Directors include the following people:

     Officers:
     Tilmon J. Reeves            Chief Executive Officer
     James R. Craig              Vice President and General Counsel
     J. Andrew Keith             Vice President and Chief Financial Officer
     Donny Scott                 Vice President, Postal and Ground Operations
     Michael A. Clark            Vice President - Security
     David P. Ahles              Vice President - Human Resources
     E. Pierce Marshall, Jr.     Deputy General Counsel
     John Clark Stevens          President (Aircargo)
     Toby J. Skaar               Vice President and General Manager (Cargo)
     Ted J. Coonfield            Former Vice President
     John Turnipseed             Former Vice President - Human Resources
     Jane Perelman               Former Assistant General Counsel and
                                 Vice President - Human Resources

     Directors:
     Tilmon J. Reeves            Lewis S. White
     James R. Craig              Steve Wood
     Ted Coonfield               Bruce Martin
     Philip J. Sauder            Thomas J. Smith

     8.12 Release of Claims Arising Under Sections 544 through 551 of the Bankruptcy Code. On the Effective Date, the Reorganized Debtors release all claims against creditors arising under sections 544 through 551 of the Bankruptcy Code.

     8.13 Preservation of Rights of Action. Except as otherwise provided in the Plan, or in any contract, instrument, release, or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce any claims, rights and causes of action that the Debtors or the Estates may hold against any entity, including, without limitation, any claims, rights or causes of action arising under Chapter 5 of the Bankruptcy Code or any similar provisions of state law, or any other statute or legal theory. The Reorganized Debtor shall retain and may enforce the rights of each of the Debtors to object to Claims on any basis; provided however, holders of Claims in Classes 5, 6 and
                        -------- -------
7 will not be subject to objections to claims solely based upon grounds contained in 11 U.S.C. (S) 502(d). The Reorganized

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED MAY 30, 2001

Debtors may pursue those rights of action, as appropriate, in accordance with what is in the best interests of the Reorganized Debtors.

      8.14 Objections to Claims. Except as otherwise provided for with respect to applications of professionals for compensation and reimbursement of expenses under Section 3.1(c)(ii) hereof, or as otherwise ordered by the Bankruptcy Court after notice and a hearing, objections to Claims, including Administrative Claims, shall be Filed and served upon the holder of such Claim or Administrative Claim not later than the later of (a) one hundred twenty (120) days after the Effective Date, and (b) one hundred twenty (120) days after a proof of claim or request for payment of such Administrative Claim is Filed, unless this period is extended by the Court. Such extension may occur ex parte. After the Effective Date, Reorganized Kitty Hawk shall have the exclusive right to object to Claims.

      8.15 Retiree Benefits. On or after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Company will continue to pay all retiree benefits, as that term is defined in section 1114 of the Bankruptcy Code, at the level established pursuant to subsection (e)(1)(B) or (g) of section 1114, at any time prior to confirmation of the Plan, for the duration of the period the Debtors have obligated themselves to provide such benefits.

      8.16 Exemption from Stamp and Similar Taxes. The issuance and transfer of the Reorganized Debtors' New Common Stock as provided in the Plan shall not be taxed under any law imposing a stamp tax or similar tax in accordance with 11 U.S.C. (S) 1146(c).

      8.17 Creditors' Committee. The Creditors' Committee shall continue after the Effective Date for the limited purpose of monitoring the Reorganized Debtor's prosecution and resolution of claim objections. The Creditors' Committee will be dissolved on the first anniversary of the Effective Date and all obligations and responsibilities of the members and professionals for the Creditors' Committee shall terminate. Fees for counsel to the Creditors' Committee during the period after the Effective Date shall be capped at $75,000. The Creditors' Committee's professionals will be limited to attorneys after the Effective Date.

                                   ARTICLE 9

                    CONDITIONS TO EFFECTIVENESS OF THE PLAN

      9.1 Conditions to Effectiveness. Except as expressly waived by the Debtors, the following conditions must occur and be satisfied on or before the Effective Date:

           (a) the Confirmation Order shall have been signed by the Court and duly entered on the docket for the Reorganization Cases by the clerk of the Court in form and substance acceptable to the Debtors;

           (b) the Confirmation Order shall have become an Effective Confirmation Order and not have been stayed, modified, reversed or amended; and

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED MAY 30, 2001

           (c) the Debtors have available resources, including any working capital financing, to fund the Reorganized Debtor's obligations under the Plan and to meet its ongoing business needs.

      9.2 Waiver of Conditions. The Debtors may waive any condition set forth in Article 9 of the Plan at any time, without notice, without leave of or order of the Court, and without any formal action other than proceeding to consummate the Plan.

      9.3 No Requirement of Final Order. So long as no stay is in effect, the Debtors' Effective Date of the Plan will occur notwithstanding the pendency of an appeal of the Confirmation Order or any Order related thereto. In that event, the Debtors or Reorganized Debtor may seek dismissal of any such appeal as moot following the Effective Date of the Plan.

                                  ARTICLE 10

                         EFFECTS OF PLAN CONFIRMATION

      10.1 Binding Effect. The Plan shall be binding upon all present and former holders of Claims and Equity Interests, and their respective successors and assigns, including the Reorganized Debtors.

      10.2 Moratorium, Injunction and Limitation of Recourse For Payment. Except as otherwise provided in the Plan or by subsequent order of the Bankruptcy Court, the Confirmation Order shall provide, among other things, that from and after the Confirmation Date, all Persons or entities who have held, hold, or may hold Claims against or Equity Interests in the Debtors are permanently enjoined from taking any of the following actions against the Estates, the Reorganized Debtors, the Creditors' Committee, the Indenture Trustee, and the Unofficial Noteholders' Committee or any of their property on account of any such Claims or Equity Interests: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors other than through a proof of claim or adversary proceeding; and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained herein shall preclude such persons from exercising their rights pursuant to and consistent with the terms of the Plan.

      10.3 Exculpation and Limitation of Liability. None of the Indenture Trustee and any professional Persons retained by it; the Creditors' Committee and any professional Persons retained by it; the Unofficial Noteholders' Committee, its members and any professional Persons retained by it; the Debtors and the professional Persons employed by the Debtors; any of their affiliates nor any of their officers, directors, partners, associates, employees, members of agents (collectively, the "Exculpated Persons"), shall have or incur any liability to any person for any act taken or omission made in good faith in connection with or related to the Bankruptcy Cases or actions taken therein, including negotiating, formulating, implementing, confirming or consummating the Plan, the Disclosure Statement, or any contract, instrument, or other agreement or document created in

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED MAY 30, 2001
connection with the Plan. The Exculpated Persons shall have no liability to any Creditors or Equity Security Holders for actions taken under the Plan, in connection therewith or with respect thereto in good faith, including, without limitation, failure to obtain Confirmation of the Plan or to satisfy any condition or condition, or refusal to waive any condition or conditions, precedent to Confirmation or to the occurrence of the Effective Date. Further, the Exculpated Persons will not have or incur any liability to any holder of a Claim, holder of an Interest, or party-in-interest herein or any other Person for any act or omission in connection with or arising out of their administration of the Plan or the property to be distributed under the Plan, except for gross negligence or willful misconduct as finally determined by the Bankruptcy Court, and in all respect such person will be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

      10.4 Revesting. On the Effective Date, the Reorganized Debtors will be vested with all the property of the respective estates of the Debtors free and clear of all Claims and other interests of creditors and equity holders, except as provided herein; provided, however, that the Debtors shall continue as debtors in possession under the Bankruptcy Code until the Effective Date, and, thereafter, the Reorganized Debtors may conduct their business free of any restrictions imposed by the Bankruptcy Code or the Court.

      10.5 Other Documents and Actions. The Debtors, the Debtors-In-Possession, and Reorganized Debtors may execute such documents and take such other action as is necessary to effectuate the transactions provided for in the Plan.

      10.6 Post-Consummation Effect of Evidences of Claims or Interests. Senior Notes, Old Common Stock certificates, and other evidences of Claims against or Interests in the Debtors shall, effective upon the Effective Date, represent only the right to participate in the distributions contemplated by the Plan.

      10.7 Term of Injunctions or Stays. Unless otherwise provided, all injunctions or stays provided for in the Reorganization Cases pursuant to sections 105 or 362 of the Bankruptcy Code or otherwise and in effect on the Confirmation Date shall remain in full force and effect until the Effective Date.


                                  ARTICLE 11

                      CONFIRMABILITY OF PLAN AND CRAMDOWN

      The Debtors request Confirmation under section 1129(b) of the Bankruptcy Code if any impaired class does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. In that event, the Debtor reserves the right to modify the Plan to the extent, if any, that Confirmation of the Plan under section 1129(b) of the Bankruptcy Code requires modification.

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED MAY 30, 2001

                                  ARTICLE 12

                           RETENTION OF JURISDICTION

     Notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Reorganization Case after the Effective Date as is legally permissible, including, without limitation, jurisdiction to:

     12.1 Allow, disallow, determine, liquidate, classify or establish the priority or secured or unsecured status of or estimate any Claim or Interest, including, without limitation, the resolution of any request for payment of any Administrative Claim or Indenture Trustee Expenses and the resolution of any and all objections to the allowance or priority of Claims or Interests;

     12.2 Grant or deny any and all applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

     12.3 Resolve any motions pending on the Effective Date to assume, assume and assign or reject any executory contract or unexpired lease to which the Debtors are parties or with respect to which the Debtors may be liable and to hear, determine and, if necessary, liquidate, any and all Claims arising therefrom;

     12.4 Ensure that distributions to holders of Allowed Claims and Allowed Interests are accomplished pursuant to the provisions of the Plan;

     12.5 Decide or resolve any and all applications, motions, adversary proceedings, contested or litigated matters and any other matters or grant or deny any applications involving the Debtors that may be pending on the Effective Date or that may be brought by the Reorganized Debtors after the Effective Date, including Claims arising under Chapter 5 of the Bankruptcy Code;

     12.6 Enter such Orders as may be necessary or appropriate to implement, enforce or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan or the Disclosure Statement;

     12.7 Resolve any and all controversies, suits or issues that may arise in connection with the consummation, interpretation or enforcement of the Plan or any entity's rights or obligations incurred in connection with the Plan;

     12.8  Modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code, or to modify the Disclosure Statement or any contract, instrument, release, or other agreement or document created in connection with the Plan or the Disclosure Statement; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court Order, the Plan, the Disclosure Statement or any contract, instrument, release, or other agreement or document created in connection with the Plan or the Disclosure Statement, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code;

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED MAY 30, 2001

     12.9 Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation or enforcement of the Plan;

     12.10 Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

     12.11 To hear and determine such other matters as may be provided for in the Plan the Confirmation Order confirming the Plan or as may be permitted under the Bankruptcy Code and to issue such orders in aid of execution of the Plan to the extent authorized by section 1142 of the Bankruptcy Code, including using Bankruptcy Rule of Procedure 7070; and

     12.12 Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan or the Disclosure Statement;

     12.13 To enter orders approving the sale of the Noteholders' Wide Body Collateral and the Engines and confirming that the purchaser receives title free and clear of all liens, claims and other encumbrances that existed prior to the entry of the Confirmation Order and the occurrence of the Effective Date including adjudicating the value of the Wide Body Collateral and Engines, provided that no adjudication of such values shall alter the treatment under the Plan of the Claims of Noteholders.

     12.14  Enter an order concluding the Reorganization Case.

If the Bankruptcy Court abstains from exercising jurisdiction or is otherwise without jurisdiction over any matter arising out of the Reorganization Case, including, without limitation, the matters set forth in this Article, this Article shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.


                                  ARTICLE 13

                           MISCELLANEOUS PROVISIONS

     13.1 Fractional Dollars. Any other provision of the Plan notwithstanding, no payments of fractions of dollars will be made to any holder of an Allowed Claim. Whenever any payment of a fraction of a dollar to any holder of an Allowed Claim would otherwise be called for, the actual payment made will reflect a rounding of such fraction to the nearest whole dollar (up or down).

     13.2 Modification of Plan. The Debtors reserve the right, in accordance with the Bankruptcy Code, to amend or modify the Plan prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, Reorganized Kitty Hawk may, upon order of the Court, amend or modify the Plan in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED MAY 30, 2001
or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

     13.3 Withdrawal of Plan. The Debtors reserve the right, at any time prior to entry of the Confirmation Order, to revoke or withdraw the Plan. If the Debtors revoke or withdraw the Plan under Section 13.3 of the Plan or if the Effective Date does not occur, then the Plan shall be deemed null and void. In that event, nothing contained in the Plan shall be deemed to constitute a waiver or release of any Claims by or against the Debtors or any other person, or to prejudice in any manner the rights of the Debtors or any other person in any further proceedings involving the Debtors.

     13.4 Governing Law. Except to the extent the Bankruptcy Code, the Bankruptcy Rules or the Delaware General Corporation Law are applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof.

     13.5 Time. In computing any period of time prescribed or allowed by the Plan, the day of the act, event, or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is not a Business Day or, when the act to be done is the filing of a paper in court, a day on which weather or other conditions have made the clerk's office inaccessible, in which event the period runs until the end of the next day which is not one of the aforementioned days. When the period of time prescribed or allowed is less than eight days, intermediate days that are not Business Days shall be excluded in the computation.

      13.6 Payment Dates. Whenever any payment to be made under the Plan is due on a day other than a Business Day, such payment will instead be made, without interest, on the next Business Day.

      13.7 Headings. The headings used in the Plan are inserted for convenience only and neither constitute a portion of the Plan nor in any manner affect the provisions of the Plan.

      13.8 Successors and Assigns. The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

      13.9 Severability of Plan Provisions. If prior to Confirmation any term or provision of the Plan which does not govern the treatment of Claims or Interests or the conditions of the Effective Date, is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION
DATED MAY 30, 2001
may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

     13.10 No Admissions. Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by the Debtors with respect to any matter set forth herein, including, without limitation, liability on any Claim or the propriety of any Claims classification.

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001

Dated: May 30, 2001.

KITTY HAWK, INC.
KITTY HAWK AIRCARGO, INC.
KITTY HAWK CHARTERS, INC.
KITTY HAWK INTERNATIONAL, INC.
KITTY HAWK CARGO, INC.
OK TURBINES, INC.
LONGHORN SOLUTIONS, INC.
AIRCRAFT LEASING, INC.
AMERICAN INTERNATIONAL TRAVEL, INC.
FLIGHT ONE LOGISTICS, INC.

Debtors and Debtors-In-Possession



/s/ Tilmon J. Reeves
----------------------------
By:  Tilmon J. Reeves
     Chief Executive Officer

Robert D. Albergotti           John D. Penn                     Sarah B. Foster
State Bar No. 00969800         State Bar No. 15752300           State Bar No. 07297500
Haynes and Boone, LLP          Haynes and Boone, LLP            Haynes and Boone, LLP
901 Main Street, Suite 3100    201 Main Street, Suite 2200      600 Congress Ave., Suite 1600
Dallas, Texas 75202            Fort Worth, Texas 76102          Austin, Texas 78701
Tel. No. (214) 651-5000        Direct Tel. No. (817) 347-6610   Tel. No. (512) 867-8400
Fax No. (214) 651-5940         Direct Fax No. (817) 348-2300    Fax No. (512) 867-8470


/s/ Robert D. Albergotti
--------------------------------
Robert D. Albergotti (No. 00969800)
John D. Penn (No. 15752300)
Sarah B. Foster (No. 07297500)

COUNSEL TO THE DEBTORS AND THE DEBTORS-IN-POSSESSION

DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION DATED MAY 30, 2001